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Filed pursuant to Rule 424(b)(1)
Registration No. 333-163914

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common stock (par value $.01 per share)	4,020,354	$67.97	$273,263,462	$31,726

(1)
This registration statement also relates to such additional shares of common stock as may be issued in connection with a stock split, stock dividend or similar transaction, pursuant to Rule 416 of the Securities Act of 1933, as amended.

(2)
Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low reported sale prices of the common stock on the New York Stock Exchange on January 5, 2011.

(3)
Calculated in accordance with Rule 457(r) under the Securities Act. Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3 filed with the Securities and Exchange Commission on December 22, 2009 (File No. 333-163914), was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in such registration statement.

PROSPECTUS SUPPLEMENT

(To prospectus dated December 22, 2009)

4,020,354 Shares

SL Green Realty Corp.

Common Stock

        This prospectus supplement relates to the offer and sale from time to time of up to 4,020,354 shares, or the registered shares, of our common stock, par value $0.01 per share, by persons who receive such shares in exchange for the 3.00% Exchangeable Senior Notes due 2017, or the notes, issued by our operating partnership, SL Green Operating Partnership, L.P., or SLGOP, in a private placement on October 12, 2010. Under certain circumstances, we may issue shares of common stock upon the exchange or redemption of the notes. In such circumstances, the recipients of such common stock, whom we refer to collectively herein as the selling stockholders, may use this prospectus supplement to resell from time to time the shares of common stock that we may issue to them upon the exchange or redemption of the notes. Additional selling stockholders may be named in a prospectus supplement, in a post-effective amendment, or in filings we make with the Securities and Exchange Commission, or the Commission, under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated by reference in this prospectus supplement. The registration of the common stock to which this prospectus supplement relates does not necessarily mean that any of the selling stockholders will exchange their notes for common stock, that upon any exchange or redemption of the notes we will elect to exchange or redeem some or all of the notes for shares of common stock rather than cash, or that any shares of common stock received upon exchange or redemption of the notes will be sold by the selling stockholders.

        Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "SLG." On January 6, 2011, the closing sale price of our common stock on the NYSE was $67.48 per share.

        The selling stockholders from time to time may offer and sell registered shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement. Each of the selling stockholders reserves the right to accept or reject, in whole or in part, any proposed purchase of registered shares to be made directly or through agents.

        The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any commissions received by them and any profit on the sale of registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

        The shares of our common stock are subject to certain restrictions on ownership and transfer designed to preserve our qualification as a real estate investment trust for federal income tax purposes. See "Restrictions on Ownership of Capital Stock" in the accompanying prospectus.

        Investing in our common stock involves risks, which you should consider before buying our common stock. See "Risk Factors" beginning on page S-3 of this prospectus supplement, page 3 of the accompanying prospectus and page 9 of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference into this prospectus supplement.

        Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 7, 2011.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, any accompanying additional prospectus supplement and the accompanying prospectus. We have not authorized, and the selling stockholders have not authorized, anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus supplement and the accompanying prospectus, as well as information that we have previously filed with the Commission and incorporated by reference, is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. The descriptions set forth in this prospectus supplement replace and supplement, where inconsistent, the description of the general terms and provisions set forth in the accompanying prospectus.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. If you possess this prospectus supplement, any accompanying additional prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement, any accompanying additional prospectus supplement and the accompanying prospectus are not an offer to sell the common stock and are not soliciting an offer to buy the common stock in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

Prospectus Supplement

S-i

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offer and sale from time to time of shares of our common stock by persons who receive such shares in exchange for the notes issued by SLGOP and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the common stock the selling stockholders are offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in, or delivered with, this prospectus supplement.

        It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in this prospectus supplement under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference," which supersedes the information under the heading "Where You Can Find More Information" in the accompanying prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

        Certain statements in this prospectus supplement and accompanying prospectus and in the documents incorporated by reference, and in future oral and written statements that we make, may be forward-looking. These statements reflect our beliefs and expectations as to future events and trends affecting our business, consolidated financial condition and results of operations. These forward-looking statements are based upon our current expectations concerning future events and discuss, among other things, anticipated future performance and future business plans. Forward-looking statements are identified by such words and phrases as "anticipates," "believes," "could be," "estimates," "expects," "intends," "plans to," "may," "will" and similar expressions. Forward-looking statements are necessarily subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements.

        The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements:

  •
  general economic or business (particularly real estate) conditions, either nationally or in the New York Metro area being less favorable than expected;

  •
  reduced demand for office space;

  •
  risks of real estate acquisitions;

  •
  risks of structured finance investments and borrowers;

  •
  availability and creditworthiness of prospective tenants and borrowers;

  •
  tenant bankruptcies;

  •
  adverse changes in the real estate markets, including increasing vacancy, increasing availability of sublease space, decreasing rental revenue and increasing insurance costs;

  •
  availability, terms and deployment of capital (debt and equity);

  •
  unanticipated increases in financing and other costs, including a rise in interest rates;

S-iii

  •
  market interest rates could adversely affect performance and cash flows;

  •
  declining real estate valuations and impairment charges;

  •
  our or our subsidiaries' ability to comply with financial covenants in our debt instruments;

  •
  our ability to satisfy complex rules in order for us to qualify as a REIT, for federal income tax purposes, our operating partnership's ability to satisfy the rules in order for it to qualify as a partnership for federal income tax purposes, the ability of certain of our subsidiaries to qualify as REITs and certain of our subsidiaries to qualify as taxable REIT subsidiaries for federal income tax purposes and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

  •
  accounting principles and policies and guidelines applicable to REITs;

  •
  competition with other companies;

  •
  availability of, and our ability to attract and retain, qualified personnel;

  •
  the continuing threat of terrorist attacks on the national, regional and local economies including, in particular, the New York City area and our tenants;

  •
  legislative or regulatory changes adversely affecting real estate investment trusts and the real estate business; and

  •
  environmental, regulatory and/or safety requirements.

S-iv

SUMMARY

        The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference, before making an investment decision. When used in this prospectus supplement, the terms "SL Green," "Company," "we," "our" and "us" refer to SL Green Realty Corp. and its subsidiaries and the terms "SLGOP" and "our operating partnership" refer to SL Green Operating Partnership, L.P., unless otherwise specified.

General

        We are a self-managed real estate investment trust, or REIT, with in-house capabilities in property management, acquisitions, financing, development, construction and leasing. We were formed in June 1997 for the purpose of continuing the commercial real estate business of S.L. Green Properties, Inc., our predecessor entity. S.L. Green Properties, Inc., which was founded in 1980 by Stephen L. Green, the Chairman of SL Green, had been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan. We began trading on the NYSE on August 15, 1997 under the symbol "SLG."

        As of September 30, 2010, we owned the following interests in commercial office properties in the New York Metro area, primarily in midtown Manhattan. Our investments in the New York Metro area also include investments in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey, which are collectively known as the Suburban assets:

Location	Ownership	Number of Properties	Square Feet	Weighted Average Occupancy(1)
Manhattan	Consolidated properties	22	15,141,945	91.0%
	Unconsolidated properties	8	7,182,515	94.1%
Suburban	Consolidated properties	25	3,863,000	81.8%
	Unconsolidated properties	6	2,941,700	93.8%

		61	29,129,160	90.9%

(1)
The weighted average occupancy represents the total leased square feet divided by total available square feet.

        As of September 30, 2010, our Manhattan properties were comprised of fee ownership (23 properties), including ownership in condominium units, leasehold ownership (five properties) and operating sublease ownership (two properties). Pursuant to the operating sublease arrangements, we, as tenant under the operating sublease, perform the functions traditionally performed by landlords with respect to its subtenants. We are responsible for not only collecting rent from subtenants, but also maintaining the property and paying expenses relating to the property. As of September 30, 2010, our suburban properties were comprised of fee ownership (30 properties) and leasehold ownership (one property).

        We also own investments in eight retail properties encompassing approximately 366,312 square feet, three development properties encompassing approximately 399,800 square feet and two land interests. In addition, we manage three office properties owned by third parties and affiliated companies encompassing approximately 1.0 million rentable square feet. In addition, as of September 30, 2010, we also held approximately $907.9 million of structured finance investments.

 THE OFFERING

Issuer	SL Green Realty Corp., a Maryland corporation.
Common Stock Offered	Shares of common stock, par value $0.01 per share, to be sold from time to time by the selling stockholders.
Use of Proceeds	We will not receive any proceeds from the sale of any registered shares by the selling stockholders. See "Use of Proceeds."
NYSE Symbol	SLG
Risk Factors

See "Risk Factors" beginning on page S-3 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Restrictions on Ownership Transfer

To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, our charter imposes certain restrictions on ownership and transfer of our common stock. See "Restrictions on Ownership of Capital Stock" beginning on page 42 in the accompanying prospectus.

Transfer Agent and Registrar	The Bank of New York Mellon.

RISK FACTORS

        Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to purchase our common stock. In addition, you should carefully consider, among other things, the section entitled "Risk Factors" beginning on page 9 in our most recent Annual Report on Form 10-K for the period ended December 31, 2009 and in other documents that we subsequently file with the Commission, all of which are incorporated by reference into this prospectus supplement. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See the information under the heading "Cautionary Statement Regarding Forward Looking Statements" above and under "Forward-Looking Statements May Prove Inaccurate" in our Annual Report on Form 10-K for the period ended December 31, 2009.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

        The sale of a substantial number of shares of our common stock or other equity related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

The trading price of our common stock has been and may continue to be subject to wide fluctuations.

        Between January 1, 2010 and December 31, 2010, the closing sale price of our common stock on the NYSE ranged from $44.18 to $70.27 per share. Our stock price may fluctuate in response to a number of events and factors, such as those described in this "Risk Factors" section and those events described or incorporated by reference into this prospectus supplement or the accompanying prospectus. Additionally, the amount of our leverage may hinder the demand for our common stock, which could have a material adverse effect on the market price of our common stock.

 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock is listed on the NYSE under the symbol "SLG." The following table sets forth, for the periods indicated, the reported high and low closing prices in U.S. dollars for our common stock on the NYSE. On January 6, 2011, the last reported sale price of our common stock on the NYSE was $67.48 per share. As of December 31, 2010, there were approximately 374 holders of record of our common stock.

	High	Low
2008:
First Quarter	$98.77	$76.78
Second Quarter	$100.74	$82.55
Third Quarter	$92.23	$63.65
Fourth Quarter	$62.74	$11.36
2009:
First Quarter	$25.83	$8.69
Second Quarter	$26.70	$10.68
Third Quarter	$46.81	$18.66
Fourth Quarter	$52.74	$37.72
2010:
First Quarter	$57.60	$44.18
Second Quarter	$67.69	$55.04
Third Quarter	$66.61	$50.41
Fourth Quarter	$70.27	$61.50
2011:
First Quarter (through January 6, 2011)	$69.14	$67.48

        If dividends are declared in a quarter, those dividends will be paid during the subsequent quarter. We expect to continue our policy of distributing our taxable income through regular cash dividends on a quarterly basis, although there is no assurance as to future dividends because they depend on future earnings, capital requirements and financial condition. See Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Dividends" in our Annual Report on Form 10-K for the year ended December 31, 2009 and Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Dividends" in our Quarterly Report on Form 10-Q for the period ended September 30, 2010 for additional information regarding our dividends.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of any registered shares by the selling stockholders. We will bear certain expenses of the registration of the registered shares under federal and state securities laws. To the extent that we issue shares, our operating partnership issues partnership units to us.

SELLING STOCKHOLDERS

        The notes were originally issued by our operating partnership and sold by the initial purchaser of the notes in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchaser to be qualified institutional buyers as defined by Rule 144A under the Securities Act. Under certain circumstances, we may issue shares of common stock upon the exchange or redemption of the notes. In such circumstances, the recipients of shares of common stock, including their transferees, pledges or donors or their successors, whom we refer to as the selling stockholders, may use this prospectus supplement to resell from time to time the shares of common stock that we may issue to them upon the exchange or redemption of the notes. Information about selling stockholders is set forth herein and information about additional selling stockholders may be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the Commission under the Exchange Act, which are incorporated by reference in this prospectus supplement.

        The table below provides, as of January 7, 2011, the names of each selling stockholder and the number of shares of common stock offered by each selling stockholder. As we are not obligated to issue common stock upon exchange or redemption of the notes and the selling stockholders may sell all, some or none of their shares of common stock, no estimate can be made of the aggregate number of shares of common stock that are to be offered hereby, or the aggregate number of shares of common stock that will be owned by each selling stockholder upon completion of the offering to which this prospectus supplement relates. The number of shares in the column "Number of shares offered hereby" includes the number of shares of common stock the selling stockholder may receive in exchange for the notes, except as noted. Amounts shown in the column "Number of shares owned before the offering" represent the number of securities shown in the column "Number of shares offered hereby" plus shares of common stock owned by the selling stockholders that are not covered by this prospectus supplement.

        The number of shares of common stock issuable upon the exchange or redemption of the notes shown in the table below assumes exchange of the full amount of notes held by each selling stockholder at the initial exchange rate of 11.6532 shares of common stock per $1,000 principal amount of notes and a cash payment in lieu of any fractional share. This exchange rate is subject to adjustment in certain events. Accordingly, the number of shares of common stock issued upon the exchange or redemption of the notes may increase or decrease from time to time.

        With respect to the information presented concerning the selling stockholders listed in the table below, we have not conducted any independent inquiry or investigation to ascertain that information and have relied on written questionnaires furnished to us by the selling stockholders for the express purpose of including that information in a registration statement for the registration of the resale of the shares that may be issuable upon exchange of the notes. Based upon information provided by the selling stockholders, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates.

        The shares of common stock offered by this prospectus supplement may be offered from time to time by the selling stockholders named below:

Name	Number of shares owned before the offering	Number of shares offered hereby(1)	Number of shares owned after the offering(2)	Percentage of shares owned after the offering(2)(3)
Altima Fund SICAV PLC (in respect of Advent Convertibles Arbitrage Sub-Fund (INOCAP))(4)	4,043	4,043	0	+
California Health Care Foundation(4)	7,714	7,714	0	+
Daiwa Capital Markets America Inc.*(5)	23,306	23,306	0	+
HFR CA Opportunity Master Trust(4)	3,111	3,111	0	+
Institutional Benchmark Series LTD.(4)	9,159	9,159	0	+
MABSTOA(4)	2,237	2,237	0	+
MacKay Shields LLC*(6)	175,555	175,555	0	+
New York City Employee's Retirement System(4)	16,384	16,384	0	+
New York City Fire Department Pension Fund(4)	4,288	4,288	0	+
New York City MTA(4)	4,509	4,509	0	+
New York City Police Pension Fund(4)	8,821	8,821	0	+
Nextera Energy(4)	16,186	16,186	0	+
Partners Group Alternative Strategies PCC Limted Gold Zeta Cell(4)	4,160	4,160	0	+
State of Alaska(4)	7,889	7,889	0	+
Teachers' Retirement System of the City of New York 267(4)	13,307	13,307	0	+
Teachers' Retirement System of the City of New York 269(4)	11,455	11,455	0	+
The Advent Convertible Arbitrage Fund, Cayman Fund II(4)	14,601	14,601	0	+
The Advent Convertible Arbitrage Master Fund(4)	58,499	58,499	0	+
All other holders of notes or future transferees of such holders**	3,635,130	3,635,130	0	+

Total	4,020,354	4,020,354	0	+

+
Less than 1%.

*
The selling stockholders identified with this symbol are, or are affiliates of, registered broker-dealers. These selling stockholders have represented that they acquired their securities in the ordinary course of business and in the open market, and, at the time of the acquisition of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. To the extent that we become aware that any such selling stockholder did not acquire its securities in the ordinary course of business or did have such an agreement or understanding, we will file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part to designate such person as an "underwriter" within the meaning of the Securities Act.

**
Information about other selling stockholders will be set forth in one or more additional prospectus supplements or amendments, if required. Assumes that any other holder of notes or any future transferee of any such holder does not beneficially own any of our common shares other than the common shares issuable upon exchange of the notes at the initial exchange rate.

(1)
Represents the maximum number of common shares issuable in exchange for all of the selling stockholder's notes, based on the initial exchange rate of 11.6532 of our common shares per $1,000 principal amount of the notes. This conversion rate is, however, subject to adjustment. As a result, the number of our common shares issuable upon conversion of the notes may increase or decrease in the future.

(2)
Assumes the selling stockholder sells all of its shares of common stock offered pursuant to this prospectus supplement.

(3)
Based on a total of 78,299,151 shares of common stock outstanding as of December 31, 2010.

(4)
Tracy Maitland is the controlling person of Altima Fund SICAV PLC (in respect of Advent Convertibles Arbitrage Sub-Fund (INOCAP)), California Health Care Foundation, HFR CA Opportunity Master Trust, Institutional Benchmark Series LTD., MABSTOA, New York City Employee's Retirement System, New York City Fire Department Pension Fund, New York City MTA, New York City Police Pension Fund, Nextera Energy, Partners Group Alternative Strategies PCC Limted Gold Zeta Cell, State of Alaska, Teachers' Retirement System of the City of New York 267, Teachers' Retirement System of the City of New York 269, The Advent Convertible Arbitrage Fund, Cayman Fund II and The Advent Convertible Arbitrage Master Fund.

(5)
Daiwa Capital Markets America Inc. (DCMA) is a direct wholly-owned subsidiary of Daiwa Capital Markets Holdings Inc., which in turn is a direct wholly-owned subsidiary of Daiwa Securities Capital Markets Co., Ltd., which is in turn 99.9% directly-owned subsidiary of Daiwa Securities Group Inc., a publicly traded entity, headquartered in Japan.

(6)
The pecuniary interests in these shares are held by a number of clients for whom MacKay Shields LLC is the discretionary investment advisor or sub-advisor. Such clients have granted MacKay Shields LLC the authority to vote their shares. Edward Silverstein has the authority to make voting and investment decisions regarding disposition of the shares.

SUPPLEMENTAL MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        This discussion is a supplement to, and is intended to be read together with, the discussion in the accompanying prospectus under the heading "Material United States Federal Income Tax Consequences." These discussions of material United States federal income tax consequences are for general information only and are not tax advice. The following discussion, together with the applicable discussion in the accompanying prospectus referenced above, summarize the material federal income tax consequences with respect to the ownership and disposition of shares of our common stock that are generally applicable to prospective beneficial owners of our common stock who acquire such stock in the offering contemplated by this prospectus supplement. The specific tax consequences of owning our common stock will vary depending on the circumstances of a particular stockholder. The discussion contained herein and the discussion in the accompanying prospectus do not address all aspects of federal income taxation that may be relevant to particular stockholders. Therefore, we strongly recommend that stockholders review the following discussion and the discussion in the accompanying prospectus referenced above and then consult with a tax advisor to determine the anticipated tax consequences of owning our common stock.

        The information in this section is based on the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury regulations thereunder, current administrative interpretations and court decisions. We cannot assume that future legislation, Treasury regulations, administrative interpretations and court decisions will not significantly change current law or affect existing interpretations of current law in a manner which is adverse to our stockholders. Any such change could apply retroactively to transactions preceding the date of change. We cannot assume that the opinions and statements set forth herein or in the accompanying prospectus, which do not bind the Internal Revenue Service, or the IRS, or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

        The information in this section does not discuss state, local or foreign tax considerations. The discussion below describes general federal income tax considerations applicable to beneficial owners of our common stock who are U.S. Stockholders and Non-U.S. Stockholders (each as defined in the accompanying prospectus) and who hold our common stock as "capital assets" within the meaning of Section 1221 of the Code. However, this discussion and the discussion in the accompanying prospectus referenced above have limited application to certain domestic corporations and persons subject to specialized federal income tax treatment, such as certain foreign persons, trusts, estates, tax exempt entities, regulated investment companies and insurance companies. Moreover, if a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners of a partnership holding our common stock should consult their tax advisors as to the particular United States federal income tax consequences applicable to them.

        Under applicable Treasury regulations a provider of advice on specific issues of law is not considered a tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and not given with respect to the consequences of contemplated actions, and (ii) directly relevant to the determination of an entry on a tax return. Accordingly, prospective stockholders should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein or in the accompanying prospectus.

        Prospective stockholders are urged to consult with their own tax advisors with regard to the application of the federal income tax laws to such stockholders' respective personal tax situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Stock Dividends

        Revenue Procedure 2010-12 issued by the IRS extends and clarifies the application of the safe harbor set forth in Revenue Procedure 2009-15, described in the accompanying prospectus under the headings "Taxation of SL Green Realty Corp.—Requirements for Qualification—Annual Distribution Requirements," "Taxation of Stockholders—U.S. Stockholders—Distributions" and "Taxation of Stockholders—Non-U.S. Stockholders—Ordinary Dividends." The IRS guidance provides that certain part-stock and part-cash dividends distributed by publicly-traded REITs for calendar years 2008 through 2011 will satisfy the REIT distribution requirements. Currently, our common stock is publicly traded on an established securities market in the United States. Therefore, under the terms of this guidance, up to 90% of our distributions could be paid in shares of our common stock. If we make such a distribution, taxable U.S. Stockholders would be required to include the full amount of the dividend (i.e., the cash and the common stock portions) as ordinary income (subject to limited exceptions), to the extent of our current and accumulated earnings and profits for United States federal income tax purposes, as described in the accompanying prospectus under the heading "Taxation of Stockholders—U.S. Stockholders—Distributions." As a result, taxable U.S. Stockholders generally would recognize taxable income in excess of the cash received and may be required to pay tax with respect to such dividends in excess of the cash received. If a taxable shareholder sells the common stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the common stock at the time of the sale. With respect to Non-U.S. Stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock, as described in the accompanying prospectus under the heading "Taxation of Stockholders—Non-U.S. Stockholders—Ordinary Dividends."

        We paid our 2008, 2009 and 2010 dividends entirely in the form of cash and we currently intend to pay our 2011 dividends entirely in the form of cash. However, final determination is subject to formal declaration of such dividends by our board of directors.

Recent Legislation

        On March 18, 2010, the President signed into law the Hiring Incentives to Restore Employment Act of 2010, or the HIRE Act. The HIRE Act imposes a U.S. withholding tax at a 30% rate on dividends and proceeds of sale in respect of our common stock received by U.S. Stockholders who own their shares through foreign accounts or foreign intermediaries and certain Non-U.S. Stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, Non-U.S. Stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. These new withholding rules are generally effective for payments made after December 31, 2012.

        On March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act. The Reconciliation Act will require certain U.S. Stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of our common stock, subject to certain exceptions. This tax will apply for taxable years beginning after December 31, 2012. U.S. Stockholders should consult their tax advisors regarding the effect, if any, of the Reconciliation Act on their ownership and disposition of our common stock.

        On December 17, 2010, the President signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, extending existing income tax rates for individuals so that the maximum rates for individuals through 2012 continue to be 35% with respect to ordinary income and 15% with respect to long-term capital gain.

Federal Estate Taxes

        In general, if an individual who is not a citizen or resident (as defined in the Code) of the United States owns (or is treated as owning) our common stock at the date of death, such stock will be included in the individual's estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

 PLAN OF DISTRIBUTION

        This prospectus supplement relates to the offer and sale from time to time of registered shares by the holders thereof. We are registering the resale of shares to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be issued by us or offered or sold by the selling stockholders.

        The selling stockholders may, from time to time, offer the registered shares in one or more transactions (which may involve crosses or block transactions) on the NYSE or otherwise, in secondary distributions pursuant to and in accordance with the rules of the NYSE, in the over-the-counter market, in negotiated transactions, through the writing of options on the registered shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In addition, any registered shares that qualify for sale under Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus supplement.

        The selling stockholders may effect such transactions by selling registered shares to or through broker-dealers or through other agents, and such broker-dealers or agents may receive compensation in the form of commissions from the selling stockholders and/or the purchasers of registered shares for whom they may act as agent. The selling stockholders and any agents or broker-dealers that participate in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the sale of registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

        In the event of a "distribution" of the registered shares, selling stockholders, any selling broker-dealer or agent and any "affiliated purchasers" may be subject to Regulation M under the Exchange Act, which would prohibit, with certain exceptions, each such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M under Exchange Act prohibits certain "stabilizing bids" or "stabilizing purchases" for the purpose of pegging, fixing or stabilizing the price of common stock in connection with this offering.

        At a time a particular offer of registered shares is made, a prospectus supplement, if required, will be distributed that will set forth the name or names of any dealers or agents and any commissions and other terms constituting compensation from the selling stockholders and any other required information. The registered shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

        In order to comply with the securities laws of certain states, if applicable, the registered shares, may be sold only through registered or licensed brokers or dealers or, if required, an exemption from issuer-dealer registration is perfected.

        Pursuant to the registration rights agreement for the benefit of the selling stockholders, we have agreed to pay all expenses of effecting the registration of the registered shares offered hereby (in each case, other than underwriting discounts and commissions, fees and disbursements of accountants representing the holder and certain transfer taxes, if any) and have agreed to indemnify each holder of such registered shares and its officers and directors and any person who controls any holder against certain losses, claims, damages and expenses arising under the securities laws.

 LEGAL MATTERS

        Certain legal matters will be passed upon for us by Venable LLP, Baltimore, Maryland. Greenberg Traurig LLP, New York, New York, represents us in certain tax matters. Skadden, Arps, Slate, Meagher and Flom LLP also represents us in certain matters. If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus supplement, we will name that counsel in the prospectus supplement relating to such offering.

EXPERTS

        The consolidated financial statements of SL Green Realty Corp. (including schedule appearing therein), the consolidated financial statements of Rock-Green, Inc. and the consolidated financial statements of 1515 Broadway Realty Corp., each appearing in SL Green Realty Corp.'s Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of SL Green Realty Corp.'s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file with the Commission at the Commission's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an Internet website (http://www.sec.gov) that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically with the Commission. Our Commission filings are also available on our Internet website (http://www.slgreen.com). The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus supplement. Our securities are listed on the NYSE and all such material filed by us with the NYSE also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        We have filed with the Commission a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus are a part, under the Securities Act, with respect to the securities registered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information concerning our company and the securities registered hereby, reference is made to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement or any document that we file in the future with the

Commission. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the Commission and all documents that we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement from their respective filing dates. These documents contain important information about us, our business and our finances.

Document	Period
SL Green Realty Corp.'s Annual Report on Form 10-K (File No. 1-13199)	Year ended December 31, 2009
SL Green Realty Corp.'s Quarterly Reports on Forms 10-Q (File No. 1-13199)	Quarter ended March 31, 2010 Quarter ended June 30, 2010 Quarter ended September 30, 2010

Filed
SL Green Realty Corp.'s Current Reports on Forms 8-K and 8-K/A (File No. 1-13199)	January 14, 2010
January 20, 2010
March 11, 2010
March 16, 2010
April 2, 2010
May 18, 2010
June 18, 2010
September 2, 2010
September 3, 2010
September 27, 2010
October 6, 2010
October 14, 2010
October 22, 2010
November 10, 2010
December 29, 2010

Filed
SL Green Realty Corp.'s Definitive Proxy Statement on Schedule 14A (File No. 1-13199)	April 29, 2010
SL Green Realty Corp.'s Revised Definitive Proxy Statement on Schedule 14A (File No. 1-13199)	April 30, 2010

Filed
Description of SL Green Realty Corp.'s common stock contained in our Registration Statement on Form 8-A (File No. 1-13199)	July 21, 1997

PROSPECTUS

Common Stock, Preferred Stock, Debt Securities, Guarantees of the Debt Securities, Depositary Shares Representing Preferred Stock and Warrants

        SL Green Realty Corp. may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

  •
  shares of common stock, par value $.01 per share;

  •
  shares of preferred stock, par value $.01 per share;

  •
  depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts;

  •
  warrants to purchase shares of common stock, preferred stock or depositary shares; or

  •
  guarantees of the debt securities.

        Reckson Operating Partnership, L.P. may from time to time offer, in one or more series:

  •
  debt securities.

        We refer to the common stock, preferred stock, guarantees, depositary shares, warrants and debt securities collectively as the "securities" in this prospectus.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents, dealers or underwriters involved in the sale of the securities. See "Plan of Distribution" beginning on page 60 for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

        SL Green Realty Corp.'s common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "SLG." On December 21, 2009, the closing sale price of SL Green Realty Corp.'s common stock on the NYSE was $50.97 per share. SL Green Realty Corp.'s 7.625% Series C cumulative redeemable preferred stock, liquidation preference $25.00 per share, is listed on the NYSE under the symbol "SLGPrC." On December 21, 2009, the closing sale price of SL Green Realty Corp.'s 7.625% Series C cumulative redeemable preferred stock on the NYSE was $23.14 per share. SL Green Realty Corp.'s 7.875% Series D cumulative redeemable preferred stock, liquidation preference $25.00 per share, is listed on the NYSE under the symbol "SLGPrD." On December 21, 2009, the closing sale price of SL Green Realty Corp.'s 7.875% Series D cumulative redeemable preferred stock on the NYSE was $24.40 per share.

        See "Risk Factors" on page 3 of this prospectus for a description of risk factors that should be considered by purchasers of the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is December 22, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, in accordance with General Instruction I.D. of Form S-3, using a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf process, we may, from time to time, sell the offered securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement may also add, update or change information contained in this prospectus.

        This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        As used in this prospectus, unless the context otherwise requires, the terms "we," "us," "our" and "our company" refer to SL Green Realty Corp., all entities owned or controlled by SL Green Realty Corp., including SL Green Operating Partnership, L.P., our operating partnership or "SL Green Operating Partnership", and Reckson Operating Partnership, L.P., or "Reckson Operating Partnership". In addition, the term "properties" means those which we directly own by holding fee title, leasehold or otherwise or indirectly own, in whole or in part, by holding interests in entities that own such properties.

ii

INFORMATION ABOUT SL GREEN

        We are a self-managed real estate investment trust, or REIT, with in-house capabilities in property management, acquisitions, financing, development, construction and leasing. We were formed in June 1997 for the purpose of continuing the commercial real estate business of S.L. Green Properties, Inc., our predecessor entity. S.L. Green Properties, Inc., which was founded in 1980 by Stephen L. Green, our Chairman, had been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan, a borough of New York City, or Manhattan.

        Substantially all of our assets (including Reckson Operating Partnership) are held by, and our operations are conducted through, our operating partnership, SL Green Operating Partnership. We are the sole managing general partner of SL Green Operating Partnership and as of September 30, 2009, we owned approximately 97.1% of the outstanding limited partner interests in SL Green Operating Partnership. All of the management, leasing and construction services with respect to our wholly-owned properties are conducted through SL Green Management LLC, which is 100% owned by SL Green Operating Partnership.

        As of September 30, 2009, we owned the following interests in commercial office properties in the New York Metro area, primarily in midtown Manhattan. Our investments in the New York Metro area also include investments in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey, which are collectively known as the Suburban assets:

Location	Ownership	Number of Properties	Square Feet	Weighted Average Occupancy(1)
Manhattan	Consolidated properties	21	13,782,200	95.6%
	Unconsolidated properties	8	9,429,000	95.7%
Suburban	Consolidated properties	25	3,863,000	87.3%
	Unconsolidated properties	6	2,941,700	94.5%

		60	30,015,900	94.5%

(1)
The weighted average occupancy represents the total leased square feet divided by total available square feet.

        As of September 30, 2009, our Manhattan properties were comprised of: fee ownership (22 properties), including ownership in condominium units; leasehold ownership (five properties); and operating sublease ownership (two properties). Pursuant to the operating sublease arrangements, we, as tenant under the operating sublease, perform the functions traditionally performed by landlords with respect to its subtenants. We are responsible for not only collecting rent from subtenants, but also maintaining the property and paying expenses relating to the property. As of September 30, 2009, our Suburban properties were comprised of fee ownership (30 properties) and leasehold ownership (one property). We refer to our Manhattan and Suburban office properties collectively as our portfolio.

        We also own investments in eight retail properties encompassing approximately 377,812 square feet, three development properties encompassing approximately 399,800 square feet and two land interests. In addition, we manage three office properties owned by third parties and affiliated companies encompassing approximately 1.0 million rentable square feet.

        Our principal corporate offices are located in midtown Manhattan at 420 Lexington Avenue, New York, New York 10170. As of December 31, 2008, our corporate staff consisted of approximately 325 persons, including 259 professionals experienced in all aspects of commercial real estate. We can be contacted at (212) 594-2700. We maintain a website at www.slgreen.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

 INFORMATION ABOUT RECKSON OPERATING PARTNERSHIP

        Reckson Operating Partnership is engaged in the ownership, management, operation and development of commercial real estate properties, principally office properties and also owns land for future development located in the New York Metro area. Reckson Operating Partnership also owns land for future development in Westchester and Connecticut.

        Reckson Operating Partnership commenced operations on June 2, 1995. On January 25, 2007, SL Green Realty Corp. completed the acquisition of all of the outstanding shares of common stock of Reckson Associates Realty Corp., or RARC. pursuant to the terms of the Agreement and Plan of Merger, dated as of August 3, 2006, as amended, among SL Green Realty Corp., Wyoming Acquisition Corp., Wyoming Acquisitions GP LLC, or WAGP, Wyoming Acquisition Partnership LP and Reckson Operating Partnership. This transaction is referred to herein as the Merger. RARC, served as the sole general partner until November 15, 2007, at which time RARC withdrew, and WAGP, succeeded it, as the sole general partner of Reckson Operating Partnership. WAGP is a wholly-owned subsidiary of SL Green Operating Partnership. The sole limited partner of Reckson Operating Partnership is SL Green Operating Partnership.

        At September 30, 2009, Reckson Operating Partnership's inventory of development parcels aggregated approximately 81 acres of land in four separate parcels on which it can, based on estimates at September 30, 2009, develop approximately 1.1 million square feet of office space and in which it had invested approximately $65.1 million. In addition, as of September 30, 2009, Reckson Operating Partnership also held approximately $26.8 million of structured finance investments.

        As of September 30, 2009, Reckson Operating Partnership owned the following interests in commercial office properties in the New York Metro area, primarily in midtown Manhattan, a borough of New York City, or Manhattan. Our investments in the New York Metro area also include investments in Queens, Westchester County and Connecticut, which are collectively known as the Suburban assets. The interests of Reckson Operating Partnership in these properties are included in the table of our properties in "Information About SL Green" above.

Location	Ownership	Number of Properties	Square Feet	Weighted Average Occupancy(1)
Manhattan	Consolidated properties	4	3,770,000	97.2%
Suburban	Consolidated properties	16	2,642,100	89.5%
	Unconsolidated properties	1	1,402,000	100.0%

		21	7,814,100	95.1%

(1)
The weighted average occupancy represents the total leased square feet divided by total available square fee

 RISK FACTORS

        Investing in our securities involves risks. You should carefully consider the risks and uncertainties described under the heading "Risk Factors" included in (i) SL Green Realty Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (ii) Amendment 2 to SL Green Realty Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 on Form 10-K/A (iii) Reckson Operating Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as (iv) the other information contained in this document, in an applicable prospectus supplement or incorporated by reference herein or therein, before purchasing any of our securities. See "Where You Can Find More Information" in this prospectus. These risks are not the only ones faced by us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the factors referred to above and the cautionary statements referred to in "Forward-Looking Statements May Prove Inaccurate" beginning on page 4 of this prospectus. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described above and in the documents incorporated herein by reference.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

        This report includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

        Forward-looking statements are not guarantees of future performance and actual results or developments may materially differ, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

        Forward-looking statements contained in this report are subject to a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. These risks and uncertainties include:

  •
  the effect of the credit crisis on general economic, business and financial conditions, and on the New York Metro real estate market in particular;

  •
  dependence upon certain geographic markets;

  •
  risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns;

  •
  risks relating to structured finance investments;

  •
  availability and creditworthiness of prospective tenants and borrowers;

  •
  bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

  •
  adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space;

  •
  availability of capital (debt and equity);

  •
  unanticipated increases in financing and other costs, including a rise in interest rates;

  •
  our ability to comply with financial covenants in our debt instruments;

  •
  our ability to maintain our status as a REIT;

  •
  risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations;

  •
  the continuing threat of terrorist attacks, in particular in the New York Metro area and on our tenants;

  •
  our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and

  •
  legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

        Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

 USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to contribute the net proceeds from the sale of the securities offered hereby (other than the debt securities of Reckson Operating Partnership) to SL Green Operating Partnership, which would use such net proceeds for general corporate purposes, which may include the repayment of existing indebtedness, the development or acquisition of additional properties (including through the acquisition of individual properties, portfolios and companies) as suitable opportunities arise and the renovation, expansion and improvement of our existing properties. Unless otherwise specified in the applicable prospectus supplement, Reckson Operating Partnership intends to use the net proceeds from the sale of the debt securities offered hereby for general corporate purposes, which may include the repayment of existing indebtedness, the development or acquisition of additional properties (including through the acquisition of individual properties, portfolios and companies) as suitable opportunities arise and the renovation, expansion and improvement of our existing properties. Further details relating to the use of the net proceeds from the sale of a specific series or class of securities will be set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table shows the ratios of earnings to fixed charges for Reckson Operating Partnership:

	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008	Year Ended December 31,
			2008	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges:	1.36x	1.50x	1.54x	1.36x	0.27x	0.86x	0.96x

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For the purpose of calculating the ratios, the earnings have been calculated by adding fixed charges to income or loss from continuing operations before adjustment for minority interests plus distributions from unconsolidated joint ventures, excluding gains or losses from sale of property, loss on equity investment and marketable securities and the cumulative effect of changes in accounting principles. Fixed charges consist of interest expense including the amortization of debt issuance costs and rental expense deemed to represent interest expense. The above ratios were calculated in accordance with Item 503 of Regulation S-K. As a result, all years prior to 2008 have been restated to exclude income from discontinued operations. Excluding the costs associated with the Merger, the 2007 and 2006 ratios would have been 1.46x and 0.75x, respectively. For the years ended December 31, 2006, 2005 and 2004 fixed charges exceeded earnings by $87.3 million, $16.3 million and $3.9 million, respectively.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED DIVIDENDS AND DISTRIBUTIONS

        The following table shows the ratios of earnings to combined fixed charges and preferred dividends and distributions for SL Green Realty Corp. and Reckson Operating Partnership:

	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008	Year Ended December 31,
			2008	2007	2006	2005	2004
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends and Distributions:
SL Green Realty Corp.	1.28x	3.07x	2.55x	1.54x	1.93x	2.71x	3.13x
Reckson Operating Partnership	1.36x	1.50x	1.54x	1.36x	0.27x	0.86x	0.75x

        The ratios of earnings to combined fixed charges and preferred dividends and distributions were computed by dividing earnings by fixed charges. For the purpose of calculating the ratios, the earnings have been calculated by adding fixed charges to income or loss from continuing operations before adjustment for minority interests plus distributions from unconsolidated joint ventures, excluding gains or losses from sale of property, loss on equity investment and marketable securities and the cumulative effect of changes in accounting principles. With respect to SL Green Realty Corp., fixed charges and preferred stock dividends consist of interest expense including the amortization of debt issuance costs, rental expense deemed to represent interest expense and preferred dividends paid on its 7.625% Series C and its 7.875% Series D cumulative redeemable preferred stock. With respect to Reckson Operating Partnership, fixed charges and preferred dividends and distributions consist of interest expense including the amortization of debt issuance costs and rental expense deemed to represent interest expense.

        With respect to Reckson Operating Partnership, the above ratios were calculated in accordance with Item 503 of Regulation S-K. As a result, all years prior to 2008 have been restated to exclude income from discontinued operations. Excluding the costs associated with the Merger, the 2007 and 2006 ratios would have been 1.46x and 0.75x, respectively. For the years ended December 31, 2006, 2005 and 2004 fixed charges exceeded earnings by $87.3 million, $16.3 million and $3.9 million, respectively.

 DESCRIPTION OF COMMON STOCK

        The following description of the terms of our common stock is only a summary. This description is subject to, and qualified in its entirety by reference to, our charter and bylaws, each as amended, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the MGCL.

General

        Our charter provides that we may issue up to 160,000,000 shares of common stock, $.01 par value per share. Subject to the provisions of the charter regarding excess stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of this stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors. On September 30, 2009, there were 80,201,398 shares of common stock outstanding (including 3,360,393 shares held in treasury).

        All shares of common stock offered hereby have been duly authorized, and will be fully paid and nonassessable. Subject to the preferential rights of any other shares or series of stock and to the provisions of the charter regarding excess stock, holders of shares of common stock are entitled to receive dividends on this stock if, as and when authorized and declared by our board of directors out of assets legally available therefor and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of the charter regarding excess stock, shares of common stock will have equal dividend, liquidation and other rights.

Provisions of Our Charter

        The charter authorizes our board of directors to reclassify any unissued shares of common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

        Our board of directors is divided into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered terms. At each annual meeting of stockholders, the class of directors to be elected at the meeting will be elected for a three-year term and the directors in the other two classes will continue in office. We believe that classified directors will help to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors. The use of a staggered board may delay or defer a change in control of our company or removal of incumbent management.

        The charter also provides that, except for any directors who may be elected by holders of a class or series of capital stock other than our common stock, directors may be removed only for cause and only by the affirmative vote of stockholders holding at least a majority of all the votes entitled to be cast for the election of directors. Vacancies on the board of directors may be filled by the affirmative vote of the remaining directors and, in the case of a vacancy resulting from the removal of a director, by the stockholders by a majority of the votes entitled to be cast for the election of directors.

Restrictions on Ownership

        For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, which we refer to as the Code, not more than 50% in value of our outstanding common stock may be owned, directly or indirectly, by five or fewer individuals, according to the definition in the Code, during the last half of a taxable year and the common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To satisfy the above ownership requirements and other requirements for qualification as a REIT, our board of directors has adopted, and the stockholders prior to the initial public offering approved, a provision in the charter restricting the ownership or acquisition of shares of our capital stock. See "Restrictions on Ownership of Capital Stock" beginning on page 42 of this prospectus.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is The Bank of New York Mellon.

DESCRIPTION OF PREFERRED STOCK

        The following description of the terms of our preferred stock is only a summary. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to our charter, which includes the articles supplementary relating to each series of preferred stock, and our bylaws, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the MGCL.

General

        Our charter provides that we may issue up to 25,000,000 shares of preferred stock, $.01 par value per share. As of September 30, 2009, there were 10,300,000 shares of preferred stock outstanding, consisting of 6,300,000 shares of 7.625% Series C cumulative redeemable preferred stock and 4,000,000 shares of 7.875% Series D cumulative redeemable preferred stock. A description of our 7.625% Series C cumulative redeemable preferred stock and our 7.875% Series D cumulative redeemable preferred stock is set forth in our registration statements on Form 8-A and 8-A/A, respectively, filed with the SEC on December 10, 2003 and July 14, 2004, respectively, each of which is incorporated herein by reference.

        In February 2000, our board of directors authorized a dividend of one preferred share purchase right for each outstanding share of common stock under a shareholder rights plan. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series B junior participating preferred stock. The rights have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us in a manner that causes the rights to become discount rights unless the offer is conditional on a substantial number of rights being acquired. The rights, however, should not affect any prospective acquirer willing to make an offer at a price that is fair and not inadequate and otherwise in our best interest and in the best interest of our stockholders. The rights should not interfere with any merger or other business combination approved by our board of directors since our board of directors may, at its option, redeem the outstanding rights at a specified redemption price. A complete description of the rights to purchase shares of our Series B junior participating preferred stock is set forth in our Registration Statement on Form 8-A, filed with the SEC on May 16, 2000, and incorporated herein by reference.

        The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws and any applicable articles supplementary designating terms of a series of preferred stock.

        The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Although our board of directors does not have this intention at the present time, it could establish another series of preferred stock, in addition to the Series B junior participating preferred stock and our other series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof. Management believes that the availability of preferred stock will provide us with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

Terms

        Subject to the limitations prescribed by our charter, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board of directors. The preferred stock will, when issued, be fully paid and nonassessible by us and will have no preemptive rights.

        Reference is made to the prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

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  The title and stated value of the preferred stock;

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  The number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

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  The dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

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  The date from which dividends on the preferred stock shall accumulate, if applicable;

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  The procedures for any auction and remarketing, if any, for the preferred stock;

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  The provision for a sinking fund, if any, for the preferred stock;

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  The provision for redemption, if applicable, of the preferred stock;

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  Any listing of the preferred stock on any securities exchange;

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  The terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;

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  The relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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  Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of our company as a REIT;

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  A discussion of federal income tax considerations applicable to the preferred stock; and

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  Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank:

          (a)   senior to all classes or series of common stock and to all equity securities issued by us the terms of which provide that the equity securities shall rank junior to the preferred stock;

          (b)   on a parity with all equity securities issued by us other than those referred to in clauses (a) and (c); and

          (c)   junior to all equity securities issued by us which the terms of the preferred stock provide will rank senior to it. The term "equity securities" does not include convertible debt securities.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will have the rights with respect to payment of dividends set forth below.

        Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends in the amounts and on the dates as will be set forth in, or pursuant to, the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our share transfer books on the record dates as shall be fixed by our board of directors.

        Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of this series of preferred stock will have no right to receive a dividend in respect of the related dividend period and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on this series of preferred stock are declared payable on any future dividend payment date.

        If preferred stock of any series is outstanding, no full dividends will be declared or paid or set apart for payment on any of our capital stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of this series for any period unless:

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  if this series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment for all past dividend periods and the then current dividend period; or

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  if this series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment on the preferred stock of this series.

        When dividends are not paid in full or a sum sufficient for the full payment is not so set apart upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of this series, all dividends declared upon the preferred stock of this series and any other series of preferred stock ranking on a parity as to dividends with the preferred stock shall be declared pro rata so that the amount of dividends declared per share of preferred stock of this series and the other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of this series and the other series of preferred stock which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock, does not have a cumulative dividend, bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of this series which may be in arrears.

        Except as provided in the immediately preceding paragraph, unless (a) if this series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of this series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, and (b) if this series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of this series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends, other than in shares of common stock or other capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation, shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of this series as to dividends or upon liquidation, nor shall any shares of common stock, or any other of our capital stock ranking junior to or on a parity with the preferred stock of this series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration or any moneys be paid to or made available for a sinking fund for the redemption of any of the shares by us except:

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  by conversion into or exchange for other of our capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation; or

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  redemptions for the purpose of preserving our status as a REIT.

Redemption

        If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon which shall not, if the preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our capital stock, the terms of the preferred stock may provide that, if no capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock shall automatically and mandatorily be converted into the applicable capital stock of our company pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, unless (a) if this series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of this series of preferred stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, and (b) if this series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of this series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any series of preferred stock ranking junior to, or on parity with, this series shall be redeemed unless all outstanding preferred stock of this series is simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred stock of this series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of this series. In addition, unless (a) if this series of preferred stock has a cumulative dividend, full cumulative dividends on this series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, and (b) if this series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of this series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire, directly or indirectly, any shares of preferred stock ranking junior to, or on parity with, this series except by conversion into or exchange for our capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred stock of this series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of this series.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by us and the shares may be redeemed pro rata from the holders of record of the shares in proportion to the number of the shares held or for which redemption is requested by the holder, with adjustments to avoid redemption of fractional shares, or by lot in a manner determined by us.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on our share transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and series of the preferred stock to be redeemed;

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  the redemption price;

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  the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

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  the date upon which the holder's conversion rights, if any, as to the shares shall terminate.

        If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for the redemption have been set aide by us in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accumulate on the preferred stock, and all rights of the holders of the preferred stock will terminate, except the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock of this series in the distribution of assets upon any liquidation, dissolution or winding up of our company, the holders of the preferred stock shall be entitled to receive out of our assets of our company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share that is set forth in the applicable prospectus supplement, plus an amount equal to all dividends accumulated and unpaid thereon, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no rights or claim to any of our remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock of this series and the corresponding amounts payable on all shares of other classes or series of capital stock of our company ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all such other classes or series of capital stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        Our consolidation or merger with or into any other entity, or the merger of another entity with or into our company, or a statutory share exchange by us, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our company.

Voting Rights

        Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

        Whenever dividends on any series of preferred stock shall be in arrears for six or more quarterly periods, the holders of the preferred stock, voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors of our company at a special meeting called by the holders of record of at least ten percent of any series of preferred stock so in arrears, unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, or at the next annual meeting of stockholders, and at each subsequent annual meeting until (a) if this series of preferred stock has a cumulative dividend, all dividends accumulated on these shares of preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (b) if this series of preferred stock does not have a cumulative dividend, four quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In these cases, the entire board of directors will be increased by two directors, to be elected by the holders of this series of preferred stock, voting together as a single class with the holders of all other classes of preferred stock ranking on a parity with the holders of this series and upon which like voting rights have been conferred.

        Unless provided otherwise for any series of preferred stock, so long as any shares of the preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of this series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting with this series voting separately as a class:

          (a)   authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our company, or reclassify any of our authorized capital stock into this series of preferred stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of this series of preferred stock; or

          (b)   amend, alter or repeal the provisions of the charter or the articles supplementary for this series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of this series of preferred stock or the holders thereof;

        provided, however, with respect to the occurrence of any of the events set forth in (b) above, so long as this series of preferred stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an event we may not be the surviving entity, the occurrence of any similar event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of this series of preferred stock; and provided, further, that (x) any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or (y) any increase in the amount of authorized shares of this series of preferred stock or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of this series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our company, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote or consent would otherwise be required shall be effected, all outstanding shares of this series of preferred stock shall have been converted, redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect the redemption.

Conversion Rights

        The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of our preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.

Shareholder Liability

        As discussed above under "Description of Common Stock—General," applicable Maryland law provides that no shareholder, including holders of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for these acts or obligations.

Restrictions on Ownership

        As discussed below under "Restrictions on Ownership of Capital Stock," for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year. An individual for these purposes is defined by the federal income tax laws pertaining to REITs. The application of the Code restrictions on stock ownership is very complex. Therefore, the articles supplementary for each series of preferred stock may contain provisions restricting the ownership and transfer of such series of preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.

Registrar and Transfer Agent

        The Registrar and Transfer Agent for the preferred stock is The Bank of New York Mellon.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of the terms of the depositary shares is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement, our charter and the form of articles supplementary for the applicable series of preferred stock.

General

        We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among our company, the depositary named therein and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by our company for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with our company) that it is not feasible to make such distribution, in which case the depositary may (with the approval of our company) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

        No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.

Liquidation Preference

        In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the prospectus supplement.

Redemption

        If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

        Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between our company and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

        The deposit agreement will be permitted to be terminated by our company upon not less than 30 days prior written notice to the applicable depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred stock.

        Neither the depositary nor our company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

        In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and our company, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from our company.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Restrictions on Ownership

        The deposit agreement or the designating articles supplementary for the series of preferred stock represented by such depositary shares, or both, may contain provisions restricting the ownership and transfer of the depositary shares. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock represented by such depositary shares. See "Restrictions on Ownership of Capital Stock."

Federal Income Tax Consequences

        Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. In addition, (i) no gain or loss will be recognized for federal income tax purpose upon the withdrawal of preferred stock to an exchange owner of depositary shares, (ii) the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and (iii) the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

 DESCRIPTION OF WARRANTS

        The following description of the terms of the warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement.

        We may issue warrants for the purchase of common stock, preferred stock or depositary shares and may issue warrants independently or together with common stock, preferred stock, depositary shares or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

        The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the type and number of securities purchasable upon exercise of such warrants;

  •
  the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

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  the date, if any, on and after which such warrants and the related securities will be separately transferable;

  •
  the price at which each security purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  any anti-dilution protection;

  •
  a discussion of certain federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

        Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

        Each warrant will entitle the holder to purchase for cash such number of shares of common stock, preferred stock or depositary shares, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF DEBT SECURITIES OF RECKSON OPERATING PARTNERSHIP

        The following description of the terms of the debt securities of Reckson Operating Partnership and the indenture is only a summary. This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to the Indenture (as defined below), the form of which is filed as an exhibit to the registration statement of which this prospectus is a part.

        The terms "we," "us" and "our" as such terms are used in the following description of debt securities refer to Reckson Operating Partnership unless the context requires otherwise.

General

        We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated. We may issue debt securities in one or more series. Unless we specify otherwise in a prospectus supplement, the debt securities offered by this prospectus will be issued under an indenture in the form filed as an exhibit to the registration statement of which this prospectus forms a part (the "Indenture").

        The following description briefly sets forth certain general terms and provisions of the Indenture. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. The terms of the debt securities will also include those set forth in any related securities documents and those made a part of the Indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the Indenture and any related security documents, if any, in their entirety before investing in our debt securities. Capitalized terms used in the summary have the meanings specified in the Indenture.

        The debt securities will be direct obligations of Reckson Operating Partnership. The debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by WAGP as sole general partner of Reckson Operating Partnership, or as established in one or more indentures supplemental to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of the series, for issuances of additional debt securities of the same series.

        As of the date of this prospectus, the following series of our debt securities were issued and outstanding:

  •
  $123,607,000 5.15% Notes due January 15, 2011 issued on January 22, 2004(1);

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  $150,000,000 5.875% Notes due August 15, 2014 issued on August 13, 2004;

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  $274,724,497 6.00% Notes due March 31, 2016 issued on March 31, 2006; and

  •
  $114,624,876 4.00% Exchangeable Senior Debentures due June 15, 2025 issued on June 27, 2005(2).

(1)
During the nine months ended September 30, 2009, we repurchased approximately $26.4 million of these notes and realized net gains on early extinguishment of debt of approximately $2.5 million.

(2)
The Exchangeable Senior Debentures are callable after June 17, 2010 at 100% of par. In addition, the debentures can be put to us, at the option of the holder at par plus accrued and unpaid interest, on June 15, 2010, 2015 and 2020 and upon the occurrence of certain change of control transactions. During the nine months ended September 30, 2009, we repurchased approximately $69.1 million of these debentures and realized net gains on early extinguishment of debt of approximately $1.0 million.

        For the specific terms of an series of our issued and outstanding debt securities, see the form of each security, the indenture dated as of March 26, 1999 and the supplemental indenture dated as of January 25, 2007 which are exhibits to the registration statement of which this prospectus forms a part.

        The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of debt securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor Trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as Trustee with respect to different series of debt securities, each Trustee shall be a trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by a Trustee may be taken by each Trustee with respect to, and only with respect to, the one or more series of debt securities for which it is Trustee under the Indenture.

        The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

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  the title and aggregate principal amount of the debt securities;

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  whether the debt securities will be senior, subordinated or junior subordinated;

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  whether the debt securities will be secured or unsecured;

  •
  applicable subordination provisions, if any;

  •
  whether the debt securities are exchangeable into other securities;

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  the percentage or percentages of principal amount at which such debt securities will be issued;

  •
  the interest rate(s) or the method for determining the interest rate(s);

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  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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  the maturity date;

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  redemption or early repayment provisions;

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  authorized denominations;

  •
  form;

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  amount of discount or premium, if any, with which such debt securities will be issued;

  •
  whether such debt securities will be issued in whole or in part in the form of one or more global securities;

  •
  the identity of the depositary for global securities;

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  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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  any covenants applicable to the particular debt securities being issued;

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  any defaults and events of default applicable to the particular debt securities being issued;

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  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

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  any applicable subordination provisions for any subordinated debt securities;

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  any restriction or condition on the transferability of the debt securities;

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  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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  the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

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  the securities exchange(s) on which the securities will be listed, if any;

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  whether any underwriter(s) will act as market maker(s) for the securities;

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  the extent to which a secondary market for the securities is expected to develop;

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  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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  provisions relating to covenant defeasance and legal defeasance;

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  provisions relating to satisfaction and discharge of the Indenture;

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  provisions relating to the modification of the Indenture both with and without the consent of holders of debt securities issued under the Indenture; and

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  additional terms not inconsistent with the provisions of the Indenture.

        The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). If material or applicable, special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement, any special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars and, if applicable, will describe the material U.S. federal income tax considerations.

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Except with respect to a covenant limiting the incurrence of indebtedness, a covenant requiring a certain percentage of unencumbered assets and a covenant requiring any successor in a business combination with Reckson Operating Partnership to assume all of the obligations of Reckson Operating Partnership under the Indenture, the Indenture does not contain any other provisions that would limit the ability of Reckson Operating Partnership or the Guarantor to incur indebtedness or that would afford Holders of the debt securities protection in the case of any of the following events:

  •
  a highly leveraged or similar transaction involving Reckson Operating Partnership, the management of Reckson Operating Partnership or the Guarantor, or any affiliate of any these parties;

  •
  a change in control; or

  •
  a reorganization, restructuring, merger or similar transaction involving Reckson Operating Partnership or the Guarantor that may adversely affect the Holders of the debt securities.

        In addition, subject to the covenants referred to above, Reckson Operating Partnership or the Guarantor may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of Reckson Operating Partnership or the Guarantor, that would increase the amount of Reckson Operating Partnership's indebtedness or substantially reduce or eliminate Reckson Operating Partnership's assets, which may have an adverse effect on Reckson Operating Partnership's ability to service its indebtedness, including the debt securities. In addition, restrictions on ownership and transfers of the Guarantor's common stock and preferred stock which are designed to preserve its status as a REIT may act to prevent or hinder a change in control. See "Description of Common Stock—Restrictions on Ownership" and "Description of Preferred Stock—Restrictions on Ownership."

  Guarantees

        SL Green Realty Corp. will fully and unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on any debt securities not rated investment grade by at least one nationally recognized statistical rating organization at the time of issuance by Reckson Operating Partnership, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of the applicable guarantee and the Indenture.

  Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series which are registered securities, other than registered securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and the debt securities which are bearer securities, other than bearer securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000.

        Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the Trustee provided that, at the option of Reckson Operating Partnership, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the applicable Security Register or by wire transfer of funds to the Person at an account maintained within the United States.

        Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the Person in whose name the Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of the Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of the Debt Security not less than 10 days prior to the Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

        Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Trustee or Reckson

Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) initially designated by Reckson Operating Partnership with respect to any series of debt securities, Reckson Operating Partnership may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that Reckson Operating Partnership will be required to maintain a transfer agent in each place of payment for the series. Reckson Operating Partnership may at any time designate additional transfer agents with respect to any series of debt securities.

        Neither Reckson Operating Partnership nor the Trustee shall be required to:

  •
  issue, register the transfer of or exchange any Debt Security if the Debt Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the debt securities to be redeemed and ending at the close of business on the day of selection;

  •
  register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed;

  •
  exchange any Bearer Security so selected for redemption except that the Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that the Registered Security shall be simultaneously surrendered for redemption; or

  •
  issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of the Debt Security not to be so repaid.

  Merger, Consolidation or Sale

        Reckson Operating Partnership or, with respect to the Guaranteed Securities, SL Green Realty Corp. may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are met:

  •
  Reckson Operating Partnership or SL Green Realty Corp., as the case may be, shall be the continuing entity, or the successor entity (if other than Reckson Operating Partnership or SL Green Realty Corp., as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of the principal of (and premium, if any) and interest on all the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture and, if applicable, the Guarantees;

  •
  immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

  •
  an officer's certificate and legal opinion covering these conditions shall be delivered to the Trustee.

  Certain Covenants

        Limitations on Incurrence of Debt.    Reckson Operating Partnership will not, and will not permit any Subsidiary (as defined below) to, incur any Indebtedness (as defined below), other than Permitted Debt (as defined below), if, immediately after giving effect to the incurrence of additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of Reckson Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of Reckson

Operating Partnership in each Subsidiary, determined in accordance with GAAP (as defined below), is greater than 60% of the sum of:

          (1)   the Total Assets (as defined below) as of the end of the calendar quarter covered in Reckson Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission prior to the incurrence of such additional Indebtedness or, if Reckson Operating Partnership is not then subject to the reporting requirements of the Exchange Act, as of its most recent calendar quarter; and

          (2)   any increase in the Total Assets since the end of the quarter, including, without limitation, any increase in Total Assets resulting from the incurrence of additional Indebtedness (the Total Assets adjusted by this increase are referred to as the "Adjusted Total Assets").

        Reckson Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness, other than Permitted Debt, if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which additional Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of Indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that:

  •
  the Indebtedness and any other Indebtedness incurred by Reckson Operating Partnership or its Subsidiaries since the first day of the four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of the period,

  •
  the repayment or retirement of any other Indebtedness by Reckson Operating Partnership or its Subsidiaries since the first day of the four-quarter period had been incurred, repaid or retained at the beginning of the period (except that, in making the computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of borrowings under the credit facility during the period),

  •
  any income earned as a result of any increase in Adjusted Total Assets since the end of the four-quarter period had been earned, on an annualized basis, for the period, and

  •
  in the case of an acquisition or disposition by Reckson Operating Partnership or any of its Subsidiaries of any asset or group of assets since the first day of the four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation of Consolidated Income Available for Debt Service to the Annual Service Charge.

        Reckson Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness secured by any Lien (as defined below) of any kind upon any of the property of Reckson Operating Partnership or any of its Subsidiaries (the "Secured Debt") if, immediately after giving effect to the incurrence of the additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt of Reckson Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of Reckson Operating Partnership in each Subsidiary, is greater than 40% of the Adjusted Total Assets.

        Maintenance of Total Unencumbered Assets.    Reckson Operating Partnership will maintain Total Unencumbered Assets (as defined below) of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt.

        Existence.    Except as permitted under "Merger, Consolidation or Sale," Reckson Operating Partnership is required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence and that of each Subsidiary and their respective rights and franchises; provided, however, that Reckson Operating Partnership shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the debt securities.

        Maintenance of Properties.    Reckson Operating Partnership is required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Reckson Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that Reckson Operating Partnership and its Subsidiaries shall not be prevented from selling or otherwise disposing for value their respective properties in the ordinary course of business.

        Insurance.    Reckson Operating Partnership is required to, and is required to cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurance companies.

        Payment of Taxes and Other Claims.    Reckson Operating Partnership is required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon them or any Subsidiary or upon their income, profits or property or that of any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of Reckson Operating Partnership or any Subsidiary; provided, however, that Reckson Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    The Holders of debt securities will be provided with copies of the annual reports and quarterly reports of Reckson Operating Partnership. Whether or not Reckson Operating Partnership is subject to Section 13 or 15(d) of the Exchange Act and for so long as any debt securities are outstanding, Reckson Operating Partnership will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which Reckson Operating Partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "Financial Statements") if Reckson Operating Partnership were so subject, the documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which Reckson Operating Partnership would have been required so to file the documents if Reckson Operating Partnership were so subject. If Reckson Operating Partnership is no longer required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, Reckson Operating Partnership will also in any event:

  •
  within 15 days of each Required Filing Date (1) transmit by mail to all Holders of debt securities, as their names and addresses appear in the Security Register, without cost to the Holders, copies of the annual reports and quarterly reports which Reckson Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if Reckson Operating Partnership were subject to these Sections and (2) file with the Trustee copies of the annual reports, quarterly reports and other documents which Reckson Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if Reckson Operating Partnership were subject to these Sections; and

  •
  if filing these documents by Reckson Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective Holder.

        Additional Covenants.    Any additional or different covenants of Reckson Operating Partnership or SL Green Realty Corp. with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

  Events of Default, Notice and Waiver

        The Indenture provides that the following events are "Events of Default" with respect to any series of debt securities issued thereunder:

          (a)   default for 30 days in the payment of any installment of interest on any Debt Security of the series;

          (b)   default in the payment of the principal of (or premium, if any, on) any Debt Security of the series at its maturity;

          (c)   default in making any sinking fund payment as required for any Debt Security of the series;

          (d)   default in the performance of any other covenant of Reckson Operating Partnership or SL Green Realty Corp. (if the debt securities of the series are Guaranteed Securities) contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued thereunder other than the series), the default having continued for 60 days after written notice as provided in the Indenture;

          (e)   Reckson Operating Partnership, SL Green Realty Corp. (if the debt securities of the series are Guaranteed Securities), any Subsidiary in which Reckson Operating Partnership has invested at least $20,000,000 in capital or any entity in which Reckson Operating Partnership is the general partner shall fail to pay any principal of, premium or interest on or any other amount payable in respect of, any recourse Indebtedness that is outstanding in a principal or notional amount of at least $50,000,000 (or the equivalent thereof in one or more other currencies), either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), of Reckson Operating Partnership and its consolidated Subsidiaries, taken as a whole, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and the failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to Indebtedness, or any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or otherwise relating to any the Indebtedness and shall continue after the applicable grace period, if any, specified in the agreement or instrument, if the effect of the event or condition is to accelerate, or to permit the acceleration of, the maturity of the Indebtedness or otherwise to cause, or to permit the holder or holders thereof (or a trustee or agent on behalf of the holders) to cause the Indebtedness to mature prior to its stated maturity;

          (f)    certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Reckson Operating Partnership, SL Green Realty Corp. (if the debt securities of the series are Guaranteed Securities) or any Significant Subsidiary or any substantial part of their respective property; or

          (g)   any other Event of Default provided with respect to a particular series of debt securities.

        If an Event of Default under the Indenture with respect to debt securities of any series at the time Outstanding occurs and is continuing (other than an Event of Default specified in clause (f) above, which shall result in an automatic acceleration), then in every case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or Indexed Securities, the portion of the principal amount as may be specified in the terms thereof) of all of the debt securities of that series, or such lesser amount as may be provided for in the debt securities of that series, to be due and payable immediately by written notice thereof to Reckson Operating Partnership and SL Green Realty Corp. (and to the Trustee if given by the Holders). However, at any time after the declaration of acceleration with respect to debt securities of the series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of Outstanding debt securities of the series may rescind and annul the declaration and its consequences if:

  •
  Reckson Operating Partnership or SL Green Realty Corp. shall have deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of the series, plus certain fees, expenses, disbursements and advances of the Trustee, and

  •
  all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof), or premium (if any) or interest on the debt securities of the series have been cured or waived as provided in the Indenture.

        The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding debt securities of any series may waive any past default with respect to the series and its consequences, except a default

  •
  in the payment of the principal of (or premium, if any) or interest on any Debt Security of the series, or

  •
  in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of the series affected thereby.

        The Trustee will be required to give notice to the Holders of debt securities within 90 days of a default under the Indenture unless the default has been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of the series or in the payment of any sinking fund installment in respect of any Debt Security of the series) if specified Responsible Officers of the Trustee consider the withholding to be in the interest of the Holders.

        The Indenture provides that no Holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding debt securities of the series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.

        Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of debt securities then Outstanding under the Indenture, unless the Holders shall have offered to the Trustee thereunder reasonable security or indemnity. The Holders of not less than a majority in principal amount of the Outstanding debt securities of any series (or of all debt securities then Outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, or which may be unduly prejudicial to the Holders of debt securities of the series not joining therein.

        Within 120 days after the close of each fiscal year, Reckson Operating Partnership and SL Green Realty Corp. must deliver a certificate of an officer certifying to the Trustee whether or not the officer has knowledge of any default under the Indenture and, if so, specifying each default and the nature and status thereof.

  Modification of the Indenture

        Modifications and amendments of the Indenture will be permitted to be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding debt securities of each series which are affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the Holder of each Debt Security affected thereby:

  •
  change the Stated Maturity of the principal of, or premium (if any) or any installment of interest on, any Debt Security, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any Debt Security, change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any Debt Security or impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;

  •
  reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture;

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  modify or affect in any manner adverse to the Holders the terms and conditions of the obligations of SL Green Realty Corp. in respect of the payment of principal (and premium, if any) and interest on any Guaranteed Securities; or

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  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of the Debt Security.

        In addition to Reckson Operating Partnership's obligation to pay the principal of, and premium (if any) and interest on, the debt securities, the Indenture contains several other affirmative and negative covenants as described under "—Certain Covenants." None of Reckson Operating Partnership, SL Green Realty Corp. and the Trustee may waive compliance with the other covenants unless the Holders of not less than a majority in principal amount of a series of Outstanding debt securities consent to the waiver.

        Modifications and amendments of the Indenture will be permitted to be made by Reckson Operating Partnership, SL Green Realty Corp. and the Trustee without the consent of any Holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another Person to Reckson Operating Partnership as obligor or the Guarantor as guarantor under the Indenture;

  •
  to add to the covenants of Reckson Operating Partnership or the Guarantor for the benefit of the Holders of all or any series of debt securities or to surrender any right or power conferred upon Reckson Operating Partnership or the Guarantor in the Indenture;

  •
  to add Events of Default for the benefit of the Holders of all or any series of debt securities;

  •
  to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action shall not adversely affect the interests of the Holders of the debt securities of any series in any material respect;

  •
  to amend or supplement any provisions of the Indenture, provided that no amendment or supplement shall materially adversely affect the interests of the Holders of any debt securities then Outstanding;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series;

  •
  to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

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  to cure any ambiguity, defect or inconsistency in the Indenture, provided that this action shall not adversely affect the interests of Holders of debt securities of any series in any material respect; or

  •
  to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities, provided that the action shall not adversely affect the interests of the Holders of the debt securities of any series in any material respect.

        In addition, with respect to Guaranteed Securities, without the consent of any Holder of debt securities, the Guarantor, or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium and interest on all the Guaranteed Securities and the performance of every covenant of the Indenture on the part of Reckson Operating Partnership to be performed or observed. Upon any assumption, the Guarantor or the subsidiary shall succeed to, and be substituted for and may exercise every right and power of, Reckson Operating Partnership under the Indenture with the same effect as if the Guarantor or the subsidiary had been the issuer of the Guaranteed Securities and Reckson Operating Partnership shall be released from all obligations and covenants with respect to the Guaranteed Securities. No assumption shall be permitted unless the Guarantor has delivered to the Trustee (1) an officers' certificate and an opinion of counsel, stating, among other things, that the Guarantee and all other covenants of the Guarantor in the Indenture remain in full force and effect and (2) an opinion of independent counsel that the Holders of Guaranteed Securities shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any debt securities are then listed on the New York Stock Exchange, that the debt securities shall not be delisted as a result of the assumption.

        In determining whether the Holders of the requisite principal amount of Outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of debt securities, the Indenture provides that:

  •
  the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof;

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  the principal amount of a Debt Security denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined on the issue date for the Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of the Debt Security of the amount determined as provided in (1) above);

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  the principal amount of an Indexed Security that shall be deemed Outstanding shall be the principal face amount of the Indexed Security at original issuance, unless otherwise provided with respect to the Indexed Security pursuant to the Indenture; and

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  debt securities owned by Reckson Operating Partnership or any other obligor upon the debt securities or any affiliate of Reckson Operating Partnership or of the other obligor shall be disregarded.

        The Indenture contains provisions for convening meetings of the Holders of debt securities of a series. A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by Reckson Operating Partnership, the Guarantor (in respect of a series of Guaranteed Securities) or the Holders of at least 10% in principal amount of the Outstanding debt securities of the series, in any case upon notice given as provided in the Indenture. Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of the specified percentage in principal amount of the Outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of Holders of debt securities of any series duly held in accordance with the Indenture will be binding on all Holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding debt securities of a series, the Persons holding or representing the specified percentage in principal amount of the Outstanding debt securities of the series will constitute a quorum.

        Notwithstanding the foregoing provisions, any action to be taken at a meeting of Holders of debt securities of any series with respect to any action that the Indenture expressly provides may be taken by the Holders of a specified percentage which is less than a majority in principal amount of the Outstanding debt securities of a series may be taken at a meeting at which a quorum is present by the affirmative vote of Holders of the specified percentage in principal amount of the Outstanding debt securities of the series.

  Discharge, Defeasance and Covenant Defeasance

        Reckson Operating Partnership may discharge certain obligations to Holders of any series of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal (and premium, if any) and interest to the date of the deposit (if the debt securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be.

        The Indenture provides that, unless these provisions are made inapplicable to the debt securities of or within any series pursuant to the Indenture, Reckson Operating Partnership may elect either (a) to defease and discharge itself and the Guarantor (if the debt securities are Guaranteed Securities) from any and all obligations with respect to the debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) ("defeasance") or (b) to release itself and the Guarantor (if the debt securities are Guaranteed Securities) from their obligations with respect to the debt securities under certain sections of the Indenture (including the restrictions described under "—Certain Covenants") and, if provided pursuant to the Indenture, their obligations with respect to any other covenant, and any omission to comply with the obligations shall not constitute a default or an Event of Default with respect to the debt securities ("covenant defeasance"), in either case upon the irrevocable deposit by Reckson Operating Partnership or the Guarantor with the Trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

        A trust will only be permitted to be established if, among other things, Reckson Operating Partnership or the Guarantor has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service (the "IRS") or a change in applicable U.S. federal income tax law.

        "Government Obligations" means securities which are (1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after Reckson Operating Partnership or the Guarantor has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

  •
  the Holder of a Debt Security of the series is entitled to, and does, elect pursuant to the Indenture or the terms of the Debt Security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the Debt Security, or

  •
  a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by the Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on the Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the Debt Security into the currency, currency unit or composite currency in which the Debt Security becomes payable as a result of the election or the Conversion Event based on the applicable market exchange rate.

        "Conversion Event" means the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

  •
  the euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

        In the event Reckson Operating Partnership effects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "—Events of Default, Notice and Waiver" with respect to sections no longer applicable to the debt securities or described in clause (g) under "—Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on the debt securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the Event of Default. However, Reckson Operating Partnership and the Guarantor (if the debt securities are Guaranteed Securities) would remain liable to make payment of the amounts due at the time of acceleration.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

Certain Definitions

        As used herein and in the applicable prospectus supplement:

        "Annual Service Charge" as of any date means the amount which is expensed in any 12-month period for interest on Indebtedness.

        "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income of Reckson Operating Partnership and its Subsidiaries (1) plus amounts which have been deducted for (a) interest on Indebtedness of Reckson Operating Partnership and its Subsidiaries, (b) provision for taxes of Reckson Operating Partnership and its Subsidiaries based on income, (c) amortization of debt discount, (d) depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for the period, (f) amortization of deferred charges, and (g) provisions for or realized losses on properties and (2) less amounts which have been included for gains on properties.

        "GAAP" means accounting principles as are generally accepted in the United States of America as of the date or time of any required computation.

        "Indebtedness" means any indebtedness, whether or not contingent, in respect of (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any balance that constitutes an accrued expense or trade payable or (4) any lease of property as lessee which would be reflected on a balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any items (other than letters of credit) would appear as a liability on a balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person.

        "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of the Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of the Person. A Capital Lease is a lease to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

        "Permitted Debt" means Indebtedness of Reckson Operating Partnership or any Subsidiary owing to any Subsidiary or Reckson Operating Partnership; provided that any Indebtedness is made pursuant to an intercompany note and is subordinated in right of payment to the Securities; provided further that any disposition, pledge or transfer of any Indebtedness to a Person (other than Reckson Operating Partnership or another Subsidiary) shall be deemed to be an incurrence of Indebtedness by Reckson Operating Partnership or a Subsidiary, as the case may be, and not Permitted Debt.

        "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of Reckson Operating Partnership or the Guarantor.

        "Subsidiary" means any entity of which Reckson Operating Partnership or one or more other Subsidiaries owns or controls, directly or indirectly, more than 50% of the shares of Voting Stock.

        "Total Assets" as of any date means the sum of (1) the Undepreciated Real Estate Assets, (2) all other assets of Reckson Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of Reckson Operating Partnership in each Subsidiary, determined in accordance with GAAP (but excluding intangibles and accounts receivable) and (3) the cost of any property of Reckson Operating Partnership, or any Subsidiary thereof, in which Reckson Operating Partnership, or Subsidiary, as the case may be, has a firm, non-contingent purchase obligation.

        "Total Unencumbered Assets" means the sum of (1) those Undepreciated Real Estate Assets not subject to a Lien on a consolidated basis, (2) all other assets of Reckson Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of Reckson Operating Partnership in each such Subsidiary, which are not subject to a Lien determined in accordance with GAAP (but excluding intangibles and accounts receivable) and (3) the cost of any property of Reckson Operating Partnership, or any Subsidiary thereof, in which Reckson Operating Partnership, or Subsidiary, as the case may be, has a firm, non-contingent purchase obligation and which is not subject to a Lien.

        "Undepreciated Real Estate Assets" means as of any date the cost (original cost plus capital improvements) of real estate assets of the Issuer and its Subsidiaries on the date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

        "Unsecured Debt" means Indebtedness of Reckson Operating Partnership or any Subsidiary which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties owned by Reckson Operating Partnership or any of its Subsidiaries.

        "Voting Stock" means stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees, provided that stock that carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock.

DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES

        SL Green Realty Corp. may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities of Reckson Operating Partnership, whether at maturity, by acceleration, redemption or repayment or otherwise. The particular terms of any guarantee will be described in the related prospectus supplement.

        SL Green Realty Corp. will fully and unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on any debt securities of Reckson Operating Partnership offered under a related prospectus supplement not rated investment grade by at least one nationally recognized statistical rating organization at the time of issuance by Reckson Operating Partnership, whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the Indenture.

 CERTAIN ANTI-TAKEOVER PROVISIONS OF MARYLAND LAW

        The following summary of certain anti-takeover provisions of Maryland law does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and bylaws, each as amended.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or transfer of equity securities or reclassification of equity securities) between a Maryland corporation and any person who beneficially, directly or indirectly, owns 10% or more of the voting power of the corporation or an affiliate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation, referred to as an interested stockholder, or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of voting stock held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the Maryland corporation law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the Maryland corporation law do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.

        Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it. However, pursuant to the statute, our board of directors has by resolution opted out of these provisions of the Maryland corporation law and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any interested stockholder of our company. As a result, anyone who later becomes an interested stockholder may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute. However, no assurances can be given that such resolution will not be modified, amended or revoked in the future or that the provisions of the MGCL relative to business combinations will not be reinstated or again become applicable to us.

Control Share Acquisitions

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:(i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror, directly or indirectly, to exercise or direct the exercise of, voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any holder of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board,

  •
  a two-thirds vote requirement for removing a director,

  •
  a requirement that the number of directors be fixed only by vote of the directors,

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

  •
  a majority requirement for the calling of a special meeting of stockholders.

        Our bylaws provide, and we have elected to be subject to the provision of Subtitle 8 that requires, that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred. Through provisions in our charter unrelated to Subtitle 8, we also (a) have a classified board and (b) vest in the board the exclusive power to fix the number of directorships.

Anti-Takeover Effect of Certain Provisions of Maryland Law

        The business combination provisions, the control share acquisition provisions and Subtitle 8 of the MGCL could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of securities or otherwise be in their best interests.

 RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK

Excess Stock

        Our charter provides that we may issue up to 75,000,000 shares of excess stock, par value $.01 per share. For a description of excess stock, see "—Restrictions on Ownership" below.

Restrictions on Ownership

        For us to qualify as a REIT under the Code, among other things, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year, other than the first year, and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, other than the first year, or during a proportionate part of a shorter taxable year. Pursuant to the Code, common stock held by specific types of entities, such as pension trusts qualifying under Section 401(a) of the Code, United States investment companies registered under the Investment Company Act of 1940, as amended, partnerships, trusts and corporations, will be attributed to the beneficial owners of these entities for purposes of the five or fewer requirement. Generally, for the purposes of restrictions on ownership, the beneficial owners of these entities will be counted as our stockholders.

        In order to protect us against the risk of losing our status as a REIT due to a concentration of ownership among our stockholders, our charter, subject to exceptions, provides that no shareholder may own, or be deemed to own by virtue of certain attribution provisions of the Code, more than 9.0%, which we refer to as the "Ownership Limit," of the lesser of the aggregate number or value of our outstanding shares of common stock. Limitations on the ownership of preferred stock may also be imposed by us. See "Description of Preferred Stock—Restrictions on Ownership" beginning on page 16 of this prospectus. Any direct or indirect ownership of shares of stock in excess of the Ownership Limit or that would result in our disqualification as a REIT, including any transfer that results in shares of capital stock being owned by fewer than 100 persons or results in our being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. Our board of directors may, in its sole discretion, waive the Ownership Limit if evidence satisfactory to the board of directors and our tax counsel is presented that the changes in ownership will not then or in the future jeopardize our REIT status and our board of directors otherwise decides that this action is in our best interest.

        Shares of capital stock owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit will automatically be converted into shares of excess stock that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations described in Section 170(b)(1)(A) and 170(c) of the Code. The trustee of the trust will be deemed to own the excess stock for the benefit of the charitable beneficiary on the date of the violative transfer to the original transferee-shareholder. Any dividend or distribution paid to the original transferee-shareholder of excess stock prior to the discovery by us that capital stock has been transferred in violation of the provisions of our charter shall be repaid to the trustee upon demand. Any dividend or distribution authorized and declared but unpaid shall be rescinded as void from the beginning with respect to the original transferee-shareholder and shall instead be paid to the trustee of the trust for the benefit of the charitable beneficiary. Any vote cast by an original transferee-shareholder of shares of capital stock constituting excess stock prior to the discovery by us that shares of capital stock have been transferred in violation of the provisions of the charter shall be rescinded as void from the beginning. While the excess stock is held in trust, the original transferee-shareholder will be deemed to have given an irrevocable proxy to the trustee to vote the capital stock for the benefit of the charitable beneficiary. The trustee of the trust may transfer the interest in the trust representing the excess stock to any person whose ownership of the shares of capital stock converted into this excess stock would be permitted under the Ownership Limit. If this transfer is made, the interest of the charitable beneficiary shall terminate and the proceeds of the sale shall be payable to the original transferee shareholder and to the charitable beneficiary as described herein. The original transferee-shareholder shall receive the lesser of (a) the price paid by the original transferee-shareholder for the shares of capital stock that were converted into excess stock or, if the original transferee-shareholder did not give value for the shares, the average closing price for the class of shares from which the shares of capital stock were converted for the ten trading days immediately preceding the sale or gift, and (b) the price received by the trustee from the sale or other disposition of the excess stock held in trust. The trustee may reduce the amount payable to the original transferee-shareholder by the amount of dividends and distributions relating to the shares of excess stock which have been paid to the original transferee-shareholder and are owed by the original transferee-shareholder to the trustee. Any proceeds in excess of the amount payable to the original transferee-shareholder shall be paid by the trustee to the charitable beneficiary. Any liquidation distributions relating to excess stock shall be distributed, with respect to excess stock converted from preferred stock, ratably with each other holder of preferred stock of the same class or excess stock converted from preferred stock of the same class, and with respect to excess stock converted from common stock, ratably with each other holder of common stock or excess stock converted from common stock. The liquidation distributions allocated to a share of excess stock will be distributed in the same manner as proceeds from a sale of such share of excess stock would be distributed. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulations, then the original transferee-shareholder of any shares of excess stock may be deemed, at our option, to have acted as an agent on behalf of us in acquiring the shares of excess stock and to hold the shares of excess stock on our behalf.

        Shares of excess stock shall be deemed to have been offered to the corporation or its designee for 90 days at a price per share payable to the purported transferee equal to the lesser of (i) the price per share in the transaction that created the excess shares (or, in the case of a devise or gift, the market price at the time of such devise or gift) or (ii) the market price of the common stock or preferred stock which was converted into such excess stock on the date the corporation or its designee accepts the offer. We may reduce the amount payable to the original transferee-shareholder by the amount of dividends and distributions relating to the shares of excess stock which have been paid to the original transferee-shareholder and are owed by the original transferee-shareholder to the trustee. We may pay the amount of the reductions to the trustee for the benefit of the charitable beneficiary. The 90-day period begins on the later date of which notice is received of the violative transfer if the original transferee-shareholder gives notice to us of the transfer or, if no notice is given, the date the board of directors determines that a violative transfer has been made.

        These restrictions will not preclude settlement of transactions through the NYSE.

        All certificates representing shares of stock will bear a legend referring to the restrictions described above.

        Each shareholder shall upon demand be required to disclose to us in writing any information with respect to the direct, indirect and constructive ownership of capital stock of our company as the board of directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

        The Ownership Limit may have the effect of delaying, deferring or preventing a change in control of our company unless the board of directors determines that maintenance of REIT status is no longer in the best interest of our company.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes the material federal income tax consequences that are generally applicable to prospective holders of the offered securities. The specific tax consequences of owning the offered securities will vary depending on the circumstances of a particular stockholder or noteholder. The discussion contained herein does not address all aspects of federal income taxation that may be relevant to particular holders. Therefore, we strongly recommend that stockholders and noteholders review the following discussion and then consult with a tax advisor to determine the anticipated tax consequences of owning the offered securities.

        The information in this section and the opinions of Greenberg Traurig, LLP are based on the Code, existing and proposed Treasury regulations thereunder, current administrative interpretations and court decisions. We cannot assume that future legislation, Treasury regulations, administrative interpretations and court decisions will not significantly change current law or affect existing interpretations of current law in a manner which is adverse to stockholders or noteholders. Any such change could apply retroactively to transactions preceding the date of change. We cannot assume that the opinions and statements set forth herein, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

        This summary does not discuss state, local or foreign tax considerations. Except where indicated, the discussion below describes general federal income tax considerations applicable to individuals who are U.S. persons for federal income tax purposes (as described below) and who hold the offered securities as "capital assets" within the meaning of Section 1221 of the Code. Accordingly, the following discussion has limited application to domestic corporations and persons subject to specialized federal income tax treatment, such as foreign persons, trusts, estates, tax-exempt entities, regulated investment companies and insurance companies.

        Under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, prospective stockholders and noteholders should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition, prospective stockholders and noteholders are urged to consult with their own tax advisors with regard to the application of the federal income tax laws to such stockholders' and noteholders' respective personal tax situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Taxation of SL Green Realty Corp.

        We elected to be taxed as a REIT under Sections 856 through 860 of the Code effective for our taxable year ended December 31, 1997. We believe that we have been organized and have operated, and we intend to continue to operate, in a manner to qualify as a REIT. In the opinion of Greenberg Traurig, LLP, commencing with our taxable year ended December 31, 2001, we have been organized and have been operated in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. This opinion is based on factual representations relating to the organization and operation of SL Green Realty Corp., SL Green Operating Partnership, their respective subsidiaries, factual representations relating to our continued efforts to comply with the various REIT tests and such documents that Greenberg Traurig, LLP has considered necessary or appropriate to review as a basis for rendering this opinion. Qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the various qualification tests imposed under the Code. Greenberg Traurig, LLP will not review compliance with these tests on a continuing basis. See "Failure to Qualify" below.

        The following is a general summary of the material Code provisions that govern the federal income tax treatment of a REIT and its stockholders. These provisions of the Code are highly technical and complex.

        If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on net income that we distribute currently to stockholders. This treatment substantially eliminates the double taxation (taxation at both the corporate and stockholder levels) that generally results from investment in a corporation. However, we will be subject to federal income and excise tax in specific circumstances, including the following:

  •
  we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains;

  •
  we may be subject to the alternative minimum tax on our items of tax preference;

  •
  if we have (a) net income from the sale or other disposition of foreclosure property (which is, in general, property acquired by foreclosure or otherwise on default of a loan secured by the property) held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income;

  •
  if we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% tax;

  •
  if we fail to satisfy either the 75% gross income test or the 95% gross income test, but nonetheless maintain our qualification as a REIT because other requirements have been met, we will be subject to a 100% tax on (i) the greater of (a) the amount by which we fail the 75% test and (b) the amount by which we fail the 95% test, multiplied by (ii) a fraction intended to reflect our profitability;

  •
  if we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed;

  •
  if we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset test) due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test;

  •
  if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests) and the violation is due to reasonable cause, and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure;

  •
  if we acquire any asset from a corporation generally subject to full corporate level tax in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the corporation and we recognize gain on the disposition of such asset during the ten-year period beginning on the date on which such asset was acquired by us, then we will be subject to the built-in gain rule. Built-in gain is the excess of the fair market value of such property at the time of acquisition by us over the adjusted basis in such property at such time. Under the built-in gain rule, such gain will be subject to tax at the highest regular corporate rate applicable;

  •
  if it is determined that amounts of certain income and expense were not allocated between us and a Taxable REIT Subsidiary (as defined herein) on the basis of arm's length dealing, or to the extent we change a Taxable REIT Subsidiary interest in excess of a commercially reasonable rate, we will be subject to a tax equal to 100% of those amounts; and

  •
  if we fail to comply with the requirement to send annual letters to our shareholders requesting information regarding the actual ownership of our shares, and the failure was not due to reasonable cause or to willful neglect, we will be required to pay a penalty of $25,000, or if the failure is intentional, a $50,000 penalty.

        Certain of our subsidiaries are C corporations, the earnings of which will be subject to United States federal and state income tax.

Requirements for Qualification

        The Code defines a REIT as a corporation, trust, or association:

  (a)
  that is managed by one or more trustees or directors;

  (b)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (c)
  that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

  (d)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  (e)
  the beneficial ownership of which is held by 100 or more persons;

  (f)
  during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals; and

  (g)
  that meets other tests, described below, regarding the nature of its income and assets.

        The Code provides that conditions (a) through (d), inclusive, must be met during the entire taxable year and that condition (e) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (e) and (f), however, will not apply until after the first taxable year for which an election is made to be taxed as a REIT. We believe we have issued and have outstanding sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy conditions (e) and (f). In addition, we intend to comply with Treasury regulations requiring us to ascertain the actual ownership of our outstanding shares. Our charter includes restrictions regarding the transfer of shares of capital stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (e) and (f) above. See "Restrictions on Ownership of Capital Stock" beginning on page 42 of this prospectus.

        If a REIT owns a corporate subsidiary that is a qualified REIT subsidiary (generally, a corporation wholly owned by the REIT), that subsidiary is disregarded for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of the REIT itself. Similarly, a single member limited liability company owned by the REIT or by SL Green Operating Partnership is generally disregarded as a separate entity for federal income tax purposes.

        In the case of a REIT that is a partner in a partnership, Treasury regulations provide that for purposes of the gross income tests and asset tests, the REIT will be deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and asset tests, that they have in the hands of the partnership. Thus, our proportionate share of the assets, liabilities and items of gross income of SL Green Operating Partnership will be treated as our assets, liabilities and items of gross income for purposes of applying the requirements described herein.

        Finally, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Our taxable year is the calendar year.

        Income Tests.    In order to maintain qualification as a REIT, we must annually satisfy two gross income tests. First, at least 75% of the REIT's gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including rents from real property and, in specific circumstances, from certain types of temporary investments. Second, at least 95% of the REIT's gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains recognized after July 30, 2008, for each taxable year must be derived from such real property investments described above and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. If we fail to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we are entitled to relief under specific provisions of the Code. These relief provisions generally are available if our failure to meet any such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our federal corporate income tax return and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed with respect to the non-qualifying net income.

        For purposes of the income tests, rents received by a REIT will qualify as rents from real property only if the following conditions are met:

  •
  the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales;

  •
  rents received from a tenant generally will not qualify as rents from real property in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant;

  •
  if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property; and

  •
  the REIT generally must not operate or manage the property or furnish or render services to tenants, except through a Taxable REIT Subsidiary (as defined herein) or through an independent contractor who is adequately compensated and from whom the REIT derives no income.

        The independent contractor requirement, however, does not apply to the extent the services provided by the REIT are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant. Additionally, under the de minimis rule for noncustomary services, if the value of the noncustomary service income with respect to a property, valued at no less than 150% of the REIT's direct costs of performing such services, is 1% or less of the total income derived from the property, then the noncustomary service income will not cause other income from the property to fail to qualify as rents from real property (but the noncustomary service income itself will never qualify as rents from real property).

        We have received a favorable ruling from the IRS with respect to our provision of telecommunication services, including high-speed Internet access, to our tenants. Under the ruling, providing these services to a property will not disqualify rents received from the property. In addition, amounts that we receive for providing these services will constitute rents from real property.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test as well as the 95% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        Prohibited Transaction Income.    Any gain that we realize (including any net foreign currency gain recognized after July 30, 2008) on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of our sales are prohibited transactions, and we would be required to pay the 100% penalty tax on the gains resulting from any such sales.

        Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        From time to time our taxable REIT subsidiaries may provide services to our tenants. We intend to set any fees paid to our taxable REIT subsidiaries for such services at arm's-length rates, although the fees paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's-length fee for tenant services over the amount actually paid.

        Asset Tests.    In order to maintain qualification as a REIT, we must also satisfy, at the close of each quarter of our taxable year, the following tests relating to the nature of our assets:

  •
  at least 75% of the value of our total assets must be represented by real estate assets, including (a) our allocable share of real estate assets held by SL Green Operating Partnership or any partnerships in which SL Green Operating Partnership owns an interest and (b) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (i.e., at least five-year) public debt offering of SL Green Realty Corp., cash, cash items and government securities;

  •
  no more than 25% of the value of our total assets may consist of securities other than those that qualify under the 75% test described above;

  •
  no more than 20% (25% for taxable years beginning on or after January 1, 2009) of the value of our total assets may be securities of one or more Taxable REIT Subsidiaries; and

  •
  except for securities in the 75% asset class and securities of a Taxable REIT Subsidiary or a qualified REIT subsidiary: (a) the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets; (b) we may not own more than 10% of the total voting power of any one issuer's outstanding securities; and (c) we may not own more than 10% of the total value of any one issuer's outstanding securities (other than certain "straight debt" securities).

        We own in excess of 10% of the stock of each of Gramercy Capital Corp. and a number of non-publicly traded REITs, each of which has elected to be taxed as a REIT for federal income tax purposes. As a REIT, each of these companies is subject to the various REIT qualification requirements. We believe that each of these companies has been organized and has operated in a manner to qualify for taxation as a REIT for federal income tax purposes and will continue to be organized and operated in this manner. If any of these companies were to fail to qualify as a REIT, our interest in the stock of such company could cease to be a qualifying real estate asset for purposes of the 75% asset test and could thus become subject to the 5% asset test, the 10% voting stock limitation and the 10% value limitation applicable to our ownership in corporations generally (other than REITs, qualified REIT subsidiaries and Taxable REIT Subsidiaries). As a result, we could fail to qualify as a REIT.

        A "Taxable REIT Subsidiary" is a corporation in which we own an interest that may earn income that would not be qualifying income if we earned it directly and may hold assets that would not be qualifying assets if we held them directly. We may hold up to 100% of the stock in a Taxable REIT Subsidiary. To treat a corporation as a Taxable REIT Subsidiary, we and the corporation must make a joint election by filing a Form 8875 with the IRS. A Taxable REIT Subsidiary will be liable for tax at corporate rates on any income it earns. Moreover, to prevent shifting of income and expenses between us and a Taxable REIT Subsidiary, the Code imposes on us a tax equal to 100% of certain items of income and expense that are not allocated between us and the Taxable REIT Subsidiary at arm's length. The 100% tax is also imposed to the extent we charge a Taxable REIT Subsidiary interest in excess of a commercially reasonable rate.

        After initially meeting an asset test at the close of any quarter, we will not lose our status as a REIT for failure to satisfy that asset test at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset test results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter.

        Under recently enacted legislation effective beginning with our 2005 taxable year, we would not lose our REIT status as the result of a failure of the 5% test, the 10% vote test or the 10% value test if value of the assets causing the violation did not exceed the lesser of 1% of the value of our assets at the end of the quarter in which the violation occurred or $10,000,000 and we were to cure the violation by disposing of assets within six months of the end of the quarter in which we identified the failure. In addition, for a failure of the 5% test, the 10% vote test or the 10% value test that is larger than this amount, and for a failure of the 75% test, the 25% test or the 20% (25% for taxable years beginning on or after January 1, 2009) taxable REIT subsidiary asset test, we would not lose our REIT status if the failure were for reasonable cause and not due to willful neglect and we were to (i) file a schedule with the IRS describing the assets causing the violation, (ii) cure the violation by disposing of assets within six months of the end of the quarter in which we identified the failure and (iii) pay a tax equal to the greater of $50,000 or the product derived by multiplying the highest federal corporate income tax rate by the net income generated by the non-qualifying assets during the period of the failure. It is not possible, however, to state whether in all cases we would be entitled to these relief provisions.

        Annual Distribution Requirements.    In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to (a) the sum of (A) 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain) and (B) 90% of the net income, after tax, if any, from foreclosure property, minus (b) the sum of specific items of non-cash income. We must pay the distribution during the taxable year to which the distributions relate, or during the following taxable year, if declared before we timely file our tax return for the preceding year and paid on or before the first regular dividend payment after the declaration. In addition, a dividend declared and payable to a stockholder of record in October, November or December of any year may be treated as paid and received on December 31 of such year even if paid in January of the following year. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT ordinary taxable income, we will be subject to tax on the undistributed amount at regular corporate capital gain and ordinary income rates, respectively. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amounts over the amounts actually distributed.

        We intend to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, it is expected that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Moreover, the partnership agreement of SL Green Operating Partnership authorizes us, as general partner, to take such steps as may be necessary to cause SL Green Operating Partnership to make distributions to its partners in amounts sufficient to permit us to meet these distribution requirements. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement. In the event that such circumstances do occur, then in order to meet the 90% distribution requirement, we may cause SL Green Operating Partnership to arrange for short-term, or possibly long-term, borrowings to permit the payment of required distributions.

        In addition, IRS Revenue Procedure 2009-15 sets forth a safe harbor pursuant to which certain part-stock and part-cash dividends distributed by REITs in 2009 will satisfy the REIT distribution requirements. Under the terms of this Revenue Procedure, up to 90% of our dividends could be paid with our stock. We expect to pay our remaining 2009 dividends in the form of cash. However, final determination is subject to formal declaration of such dividends by our board of directors.

        Under specific circumstances, we may rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

        If we fail to qualify for taxation as a REIT in any taxable year and certain relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will we be required to make distributions. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

        Effective beginning with our 2005 taxable year, we would not lose our REIT status as the result of a failure to satisfy certain REIT requirements, such as requirements involving our organizational structure, if the failure was due to reasonable cause and not due to willful neglect and we were to pay a tax of $50,000. It is not possible, however, to state whether in all cases we would be entitled to this statutory relief.

Other Tax Considerations

Effect of Tax Status of SL Green Operating Partnership and Other Entities on REIT Qualification

        All of our significant investments are held through SL Green Operating Partnership. SL Green Operating Partnership may hold interests in properties through property-owning entities. SL Green Operating Partnership and the property-owning entities, as well as SL Green Management LLC, involve special tax considerations. These tax considerations include:

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  allocations of income and expense items of SL Green Operating Partnership and the property-owning entities, which could affect the computation of taxable income of SL Green Realty Corp.;

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  the status of SL Green Operating Partnership, the property-owning entities and SL Green Management LLC as partnerships or entities that are disregarded as entities separate from their owners, as opposed to associations taxable as corporations, for income tax purposes; and

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  the taking of actions by SL Green Operating Partnership or any of the property-owning entities that could adversely affect our qualification as a REIT.

        In the opinion of Greenberg Traurig, LLP, based on the factual representations by our company and SL Green Operating Partnership, as set forth in the first paragraph of this section, for federal income tax purposes, SL Green Operating Partnership will be treated as a partnership and neither SL Green Management LLC nor any of the property-owning entities will be treated as an association taxable as a corporation (other than a Taxable REIT Subsidiary or corporation qualified to make a REIT election). If, however, SL Green Operating Partnership or any of such other entities were treated as an association taxable as a corporation, we would fail to qualify as a REIT for a number of reasons.

        The partnership agreement requires that SL Green Operating Partnership be operated in a manner that will enable us to satisfy the requirements for classification as a REIT. In this regard, we will control the operation of SL Green Operating Partnership through our rights as the sole general partner of SL Green Operating Partnership.

Tax Allocations with Respect to the Properties

        When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes. Therefore, the partnership's basis is equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution. Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to such contributed property must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, which we refer to as a "Book-Tax Difference." Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. SL Green Operating Partnership was funded by way of contributions of appreciated property to SL Green Operating Partnership in the transactions leading to its formation. Consequently, the partnership agreement requires these allocations to be made in a manner consistent with Section 704(c) of the Code and the Treasury regulations thereunder, which we refer to as the "Section 704(c) Regulations."

        The Section 704(c) Regulations require partnerships to use a "reasonable method" for allocation of items affected by Section 704(c) of the Code and they outline three methods which may be considered reasonable for these purposes. SL Green Operating Partnership uses the "traditional method" of Section 704(c) allocations, which is the least favorable method from our perspective because of technical limitations. Under the traditional method, depreciation with respect to a contributed property for which there is a Book-Tax Difference first will be allocated to SL Green and other partners who did not have an interest in the property until they have been allocated an amount of depreciation equal to what they would have been allocated if SL Green Operating Partnership had purchased such property for its fair market value at the time of contribution. In addition, if this property is sold, gain equal to the Book-Tax Difference at the time of sale will be specially allocated to the contributor of the property. These allocations tend to eliminate the Book-Tax Differences with respect to the contributed properties over the depreciable lives of the contributed property. However, they may not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. This could cause us (a) to be allocated lower depreciation deductions for tax purposes than would be allocated to us if all properties were to have a tax basis equal to their fair market value at the time of contribution and (b) to be allocated lower amounts of taxable loss in the event of a sale of such contributed interests in the properties at a book loss, than the economic or book loss allocated to us as a result of such sale, with a corresponding benefit to the other partners in SL Green Operating Partnership. These allocations might adversely affect our ability to comply with REIT distribution requirements, although we do not anticipate that this will occur. These allocations may also affect our earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had we purchased our interests in the properties at their agreed values.

        Interests in the properties purchased by SL Green Operating Partnership for cash simultaneously with or subsequent to our admission to SL Green Operating Partnership initially will have a tax basis equal to their fair market value. Thus, Section 704(c) of the Code will not apply to such interests.

Taxation of Stockholders

        This discussion does not address all of the tax consequences that may be relevant to particular stockholders in light of their particular circumstances. Stockholders should consult their own tax advisors for a complete description of the tax consequences of investing in the offered stock.

U.S. Stockholders

        As used herein, the term U.S. Stockholder means a stockholder who is a U.S. Person. A U.S. Person is defined as a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any State of the United States or the District of Columbia (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, specific trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, that elect to continue to be treated as U.S. Persons, also will be U.S. Persons.

        Distributions.    As long as we qualify as a REIT, distributions made to our taxable U.S. Stockholders out of current or accumulated earnings and profits and not designated as capital gain dividends will be taken into account by them as ordinary income. Corporate stockholders will not be eligible for the dividends received deduction as to such amounts. Earnings and profits are allocated to distributions with respect to preferred stock before they are allocated to distributions with respect to common stock. Distributions that are designated as capital gain dividends will be taxed as capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the stockholder has held our stock. If we elect to retain and pay income tax on any net capital gain, a U.S. Stockholder would include in its income as capital gain its proportionate share of such net capital gain. A U.S. Stockholder would also receive the right to claim a refundable tax credit for such stockholder's proportionate share of the tax paid by us on such retained capital gains and an increase in its basis in our stock. This increase in basis will be in an amount equal to the excess of the undistributed capital gains over the amount of tax paid thereon by us. Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Stockholder to the extent that they do not exceed the adjusted basis of the stock, but rather will reduce the adjusted basis of the stock. To the extent that such distributions exceed a U.S. Stockholder's adjusted basis in the stock, such distribution will be included in income as capital gain, assuming the stock is a capital asset in the hands of the stockholder.

        Any dividend declared by us in October, November or December of any year payable to a stockholder of record on a specific date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided the dividend is actually paid by us during January of the following calendar year.

        Under IRS Revenue Procedure 2009-15, a REIT is permitted to pay taxable dividends in 2009 of which up to 90% of the dividend is payable with the REIT's stock. If we were to pay such a dividend, taxable U.S. Stockholders would generally be required to report the full amount of the dividend, including the fair market value of any stock distributed, as ordinary income. We expect to pay our remaining 2009 dividends in the form of cash. However the final determination of the manner in which such dividends will be paid is subject to a formal declaration by our board of directors.

        Sale or Exchange.    In general, a U.S. Stockholder realizes capital gain or loss on the sale or exchange of the stock equal to the difference between (a) the amount of cash and the fair market value of any property received on such disposition, and (b) the stockholder's adjusted basis in the stock. To the extent a U.S. Stockholder who is an individual, a trust or an estate holds the stock for more than one year, any gain realized would be subject to tax rates applicable to long-term capital gains. However, any loss recognized by a U.S. Stockholder from selling or otherwise disposing of stock held for six months or less will be treated as long-term capital loss to the extent of dividends received by the stockholder that were required to be treated as long-term capital gains.

        Tax Rates On Capital Gains.    The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year). The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. United States holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income.

        Backup Withholding.    We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to dividends paid unless the holder (a) is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number and certifies as to no loss of exemption, and otherwise complies with the applicable requirements of the backup withholding rules. In addition, we may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status to us.

        An individual who is a U.S. Stockholder may satisfy the requirements for avoiding backup withholding by providing us with an appropriately prepared IRS Form W-9. If a U.S. Stockholder does not provide us with their correct taxpayer identification number, then the U.S. Stockholder may also be subject to penalties imposed by the IRS.

        Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding tax rules will be refunded or credited against the U.S. Stockholders federal income tax liability, provided the U.S. Stockholder furnishes the required information to the IRS.

Tax-Exempt Stockholders

        The IRS has ruled that amounts distributed as dividends by a qualified REIT generally do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling, the dividend income from our stock will not be UBTI to a tax-exempt stockholder, provided that the tax-exempt stockholder has not held stock as debt financed property within the meaning of the Code and such stock is not otherwise used in a trade or business unrelated to the tax-exempt stockholder's exempt purpose. Similarly, income from the sale of the stock will not constitute UBTI unless such tax-exempt stockholder has held such stock as debt financed property within the meaning of the Code or has used the shares in a trade or business.

        Notwithstanding the above paragraph, if we are a pension-held REIT, then any qualified pension trust that holds more than 10% of our stock will have to treat dividends as UBTI in the same proportion that our gross income would be UBTI. A qualified pension trust is any trust described in

Section 401(a) of the Code that is exempt from tax under Section 501(a). In general, we will be treated as a pension-held REIT if both (a) we are predominantly owned by qualified pension trusts (i.e., if one such trust holds more than 25% of the value of our stock or one or more such trusts, each holding more than 10% of the value of our stock, collectively hold more than 50% of the value of our stock) and (b) we would not be a REIT if we had to treat our stock held by qualified pension trust as owned by the qualified pension trust (instead of treating such stock as owned by the qualified pension trust's multiple beneficiaries). Although we do not anticipate being classified as a pension-held REIT, we cannot assume that this will always be the case.

        In addition, if you are a tax-exempt stockholder described in Section 512(a)(3) of the Code, then distributions received from us may also constitute UBTI. You are described in Section 512(a)(3) if you qualify for exemption under Sections 501(c)(7), (9), (17), or (20).

Non-U.S. Stockholders

        The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which are referred to collectively as Non-U.S. Stockholders are complex and no attempt will be made herein to provide more than a limited summary of such rules. Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in the stock, including any reporting requirements.

        Ordinary Dividends.    Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests and other than distributions designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions to Non-U.S. Stockholders will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax rate. However, if income from the investment in the shares of the stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates in the same manner as U.S. stockholders are taxed with respect to such dividends and may also be subject to the 30% branch profits tax if the stockholder is a foreign corporation.

        Under IRS Revenue Procedure 2009-15, a REIT is permitted to pay taxable dividends in 2009 of which up to 90% of the dividend is payable with the REIT's stock. If we were to pay such a dividend, we may be required to withhold U.S. tax with respect to such dividends paid to Non-U.S. Stockholders, including in respect of all or a portion of such dividend that is payable in stock. We expect to pay our remaining 2009 dividends in the form of cash. However, the final determination of the manner in which such dividends will be paid is subject to a formal declaration by our board of directors.

        Dividends paid to an address in a country outside the United States are not presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. A Non-U.S. Stockholder who wishes to claim the benefit of an applicable treaty rate may need to satisfy certification and other requirements, such as providing an IRS Form W-8BEN. A Non-U.S. Stockholder who wishes to claim that distributions are effectively connected with a United States trade or business, may need to satisfy certification and other requirements in order to avoid withholding, such as providing IRS Form W-8ECI. Other requirements may apply to Non-U.S. Stockholders that hold their shares through a financial intermediary or foreign partnership.

        Return of Capital.    Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from the disposition by us of a U.S. real property interest, will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the adjusted basis of the stock, they will give rise to tax liability if the Non-U.S. Stockholder otherwise would be subject to tax on any gain from the sale or disposition of its stock, as described below. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS to the extent it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

        Capital Gain Dividends.    For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Stockholders will be taxed on such distributions at the same capital gain rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax and special alternative minimum tax (in the case of nonresident alien individuals), without regard to whether such distributions are designated by us as capital gain dividends. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty relief or exemption. We are required by applicable Treasury Regulations under FIRPTA to withhold 35% of any distribution that could be designated by us as a capital gain dividend. Under recently enacted legislation, capital gain dividends paid to a Non-U.S. Stockholder with respect to a class of REIT stock that is regularly traded on an established securities market in the United States will be treated as ordinary dividends, and not as capital gain dividends subject to FIRPTA, if the Non-U.S. Stockholder owns no more than 5% of the class of stock at any time during the one year period ending on the dividend payment date.

        Sale or Exchange of Stock.    Gain recognized by a Non-U.S. Stockholder upon a sale or exchange of stock, including a redemption that is treated as a sale, generally will not be taxed under FIRPTA if we are a domestically controlled REIT. A REIT is a "domestically controlled REIT" if at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. persons. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (a) investment in the stock is treated as effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (b) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. A similar rule will apply to capital gain dividends not subject to FIRPTA.

        Although we anticipate that we will qualify as a domestically controlled REIT, we cannot assume that we will continue to so qualify. If we were not a domestically controlled REIT, whether or not a Non-U.S. Stockholder's sale of stock would be subject to tax under FIRPTA would depend on whether or not the stock was regularly traded on an established securities market and on the size of the selling Non-U.S. Stockholder's interest in us. If the gain on the sale of the stock were to be subject to tax under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, subject to any applicable alternative minimum tax and a special alternative minimum tax (in the case of nonresident alien individuals) and the purchaser of such stock may be required to withhold 10% of the gross purchase price.

        Backup Withholding.    Backup withholding tax will not apply to payments made by us or our agent on stock to a Non-U.S. Stockholder if an IRS Form W-8BEN (or a suitable substitute form) is provided by such holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Stockholder may be refunded or credited against the Non-U.S. Stockholder's federal income tax liability, provided the Non-U.S. Stockholder furnishes the required information to the IRS.

        Federal Estate Taxes.    In general, if an individual who is not a citizen or resident (as defined in the Code) of the United States owns (or is treated as owning) our stock at the date of death, such stock will be included in the individual's estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Taxation of Noteholders

        This section describes the material United States federal income tax consequences of owning fixed rate notes that Reckson Operating Partnership may offer. It is not tax advice. It applies to you only if you purchase the notes in the initial offering at the offering price. If you purchase fixed rate notes at other than the offering price, the amortizable bond premium or market discount rules may apply to you. You should consult your own tax advisor regarding this possibility. The tax consequences of owning any floating rate debt securities, convertible or exchangeable debt securities or indexed debt securities will be discussed in the applicable prospectus supplement.

        As used herein, the term "U.S. Noteholder" means any beneficial owner of a note that is, for U.S. federal income tax purposes, a U.S. Person. See "—Taxation of Stockholders—U.S. Stockholders" above. As used herein, the term "Non-U.S. Noteholder" means a beneficial owner of a note, that is not a U.S. Noteholder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

        If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A partner of a partnership holding a note should consult its tax advisor regarding U.S. federal, state, local and non-U.S. income tax considerations of the purchase, ownership and disposition of the notes.

U.S. Noteholders

        Stated Interest.    The stated interest on a note generally will be taxable to a U.S. Noteholder as ordinary interest income either at the time it accrues or is received, depending on such U.S. Noteholder's method of accounting for federal income tax purposes.

        Original Issue Discount.    It is possible that notes will be issued with original issue discount ("OID") for U.S. federal income tax purposes. The amount of OID on a note will generally equal the excess of the "stated redemption price at maturity" of a note over its "issue price." A note will not be treated as issued with OID for U.S. federal income tax purposes, however, if the stated redemption price at maturity exceeds the issue price by less than .25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The stated redemption price at maturity of a note will equal the sum of its principal amount and all other payments thereunder, other than payments of "qualified stated interest," defined generally as stated interest that is unconditionally payable in cash or other property, other than our debt instruments, at least annually at a single fixed rate. The "issue price" of a note will equal the first price at which a substantial amount of notes are sold for money, excluding sales to underwriters, placement agents or wholesalers. The stated interest on the notes will constitute qualified stated interest.

        If notes are issued with OID, a U.S. Noteholder will be required to include in taxable income for any particular taxable year the daily portion of the OID described in the preceding paragraph that accrues on the note for each day during the taxable year on which such holder holds the note, whether reporting on the cash or accrual basis of accounting for U.S. federal income tax purposes. Thus, a U.S. Noteholder will be required to include OID in income in advance of the receipt of the cash to which such OID is attributable. The daily portion is determined by allocating to each day of an accrual period (generally, the period between interest payments or compounding dates) a pro rata portion of the OID allocable to such accrual period. The amount of OID that will accrue during an accrual period is the product of the "adjusted issue price" of the note at the beginning of the accrual period multiplied by the yield to maturity of the note less the amount of any qualified stated interest allocable to such accrual period. The "adjusted issue price" of a note at the beginning of an accrual period will equal its issue price, increased by the aggregate amount of OID that has accrued on the note in all prior accrual periods, and decreased by any payments made during all prior accrual periods on the notes other than qualified stated interest.

        A U.S. Noteholder may elect to treat all interest on a note as OID and calculate the amount includible in gross income under the constant yield method described above. The election is to be made for the taxable year in which a U.S. Noteholder acquires a note and may not be revoked without the consent of the IRS. U.S. Noteholders should consult with their tax advisors about this election.

        Sale, Exchange, Retirement or Other Disposition.    A U.S. Noteholder generally will recognize capital gain or loss upon the sale, exchange, redemption, or other disposition of the notes in an amount equal to the difference, if any, between the amount realized on the disposition, other than any amount attributable to accrued but unpaid interest, and the U.S. Noteholder's adjusted tax basis in the notes. A U.S. Noteholder's adjusted tax basis in a note will generally be equal to the purchase price of such note, increased by any OID included in the U.S. Noteholder's income prior to the disposition of the note (if any) and decreased by any payments received on the note other than qualified stated interest. Any such gain or loss will be long-term if the notes have been held for more than one year. The claim of a deduction in respect of a capital loss, for U.S. federal income tax purposes, is subject to limitations.

        Backup Withholding and Information Reporting.    U.S. Noteholders may be subject to information reporting and backup withholding with respect to interest paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a U.S. Noteholder may be subject to backup withholding at a rate of 28% with respect to interest paid unless the holder (a) is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number and certifies as to no loss of exemption, and otherwise complies with the applicable requirements of the backup withholding rules. In addition, we may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status to us.

        An individual who is a U.S. Noteholder may satisfy the requirements for avoiding backup withholding by providing us with an appropriately prepared IRS Form W-9. If a U.S. Noteholder does not provide us with their correct taxpayer identification number, then the U.S. Noteholder may also be subject to penalties imposed by the IRS.

        Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding tax rules will be refunded or credited against the U.S. Noteholder federal income tax liability, provided the U.S. Noteholder furnishes the required information to the IRS.

Non-U.S. Noteholders

        Interest Income.    Payments of interest (including OID, if any) on notes made to a Non-U.S. Noteholder generally will not be subject to U.S. federal income or withholding tax provided that (i) such holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (B) is not a controlled foreign corporation that is related to us through stock ownership for U.S. federal income tax purposes and (C) is not a bank receiving certain types of interest and (ii) the requirements described below under the heading "Backup Withholding and Information Reporting" are satisfied. If a Non-U.S. Noteholder does not satisfy the preceding requirements, payments of interest on the notes held by such holder will generally be subject to U.S. withholding tax at a 30% rate (or a lower applicable treaty rate).

        Sale, Exchange, Retirement or Other Disposition.    A Non-U.S. Noteholder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption or other disposition of a note.

        Backup Withholding and Information Reporting.    Information reporting requirements and backup withholding generally will not apply to payments on a note to a Non-U.S. Noteholder if IRS Form W-8BEN is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a U.S. person.

        Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Noteholder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

        Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides IRS Form W-8BEN or otherwise establishes an exemption.

        Any amount withheld from a payment to a holder of a note under the backup withholding rules is allowable as a credit against such holder's U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

Tax Shelter Reporting

        If a stockholder or noteholder recognizes a loss with respect to the shares or notes of (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one noncorporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, the stockholder or noteholder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Stockholders and noteholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

State and Local Tax

        We and our stockholders and noteholders, may be subject to state and local tax in states and localities in which we do business or own property. Our tax treatment and the tax treatment of the stockholders and noteholders in such jurisdictions may differ from the federal income tax treatment described above.

PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933, as amended. We also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and SL Green Operating Partnership, our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        Unless we specify otherwise in the applicable prospectus supplement, any securities issued hereunder (other than common stock and preferred stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or SL Green Operating Partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

        In connection with an offering of securities, the underwriters may engage in stabilizing and syndicate covering transactions. These transactions may include over-allotments or short sales of the securities, which involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and SL Green Operating Partnership and its subsidiaries in the ordinary course of business.

 LEGAL MATTERS

        The validity of the issuance of the securities (other than the debt securities of Reckson Operating Partnership) offered hereby will be passed upon by Venable LLP, Baltimore, Maryland, the validity of the issuance of the debt securities of Reckson Operating Partnership offered hereby will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and the legal matters described under "Material United States Federal Income Tax Consequences" will be passed upon by Greenberg Traurig, LLP, New York, New York.

EXPERTS

        The consolidated financial statements of SL Green Realty Corp., and the effectiveness of SL Green Realty Corp.'s internal control over financial reporting as of December 31, 2008, and the consolidated financial statements of Rock-Green Inc., each included in SL Green Realty Corp.'s Annual Report (Form 10-K/A, amendment 2) for the year ended December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Reckson Operating Partnership, L.P. appearing in Reckson Operating Partnership, L.P.'s Current Report (Form 8-K) dated December 21, 2009 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        SL Green Realty Corp. and Reckson Operating Partnership, L.P. are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, each files annual, quarterly and current reports, and other information with the SEC. In addition, SL Green Realty Corp, files proxy statements with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy statements and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available on our Internet website (http://www.slgreen.com). The information contained on or connected to our website is not, and you must not consider the information to be, a part of this prospectus. SL Green Realty Corp.'s securities are listed on the NYSE and all such material filed by us with the NYSE also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our company and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
SL Green Realty Corp.'s Annual Reports on Forms 10-K and 10-K/A (Amendments 1 and 2) (File No. 1-13199)	Year ended December 31, 2008
SL Green Realty Corp.'s Quarterly Reports on Forms 10-Q and 10-Q/A and (File No. 1-13199)	Quarter ended March 31, 2009 Quarter ended June 30, 2009 Quarter ended September 30, 2009
Reckson Operating Partnership, L.P.'s Annual Report on Form 10-K (File No. 033-84580)	Year ended December 31, 2008
Reckson Operating Partnership, L.P.'s Quarterly Reports on Form 10-Q (File No. 033-84580)	Quarter ended March 31, 2009 Quarter ended June 30, 2009 Quarter ended September 30, 2009

Filed
SL Green Realty Corp.'s Current Reports on Form 8-K and 8-K/A (File No. 1-13199)	January 27, 2009 (with respect to Item 9.01 only)
March 13, 2009
April 28, 2009 (with respect to Item 9.01 only)
April 30, 2009
May 12, 2009 (with respect to Item 9.01 only)
May 18, 2009 (with respect to Item 1.01 only)
July 28, 2009 (with respect to Item 9.01 only)
September 11, 2009
September 16, 2009
October 27, 2009 (with respect to Item 9.01 only)
December 15, 2009
Reckson Operating Partnership, L.P.'s Current Report on Form 8-K (File No. 033-84580)	December 21, 2009

SL Green Realty Corp.'s Definitive Proxy Statement on Schedule 14A (File No. 1-13199)	April 30, 2009, as amended on May 1, 2009

Filed
Description of SL Green Realty Corp.'s common stock contained in our Registration Statement on Form 8-A (File No. 1-13199)	July 21, 1997

Description of the rights to purchase shares of SL Green Realty Corp.'s Series B junior participating preferred stock contained in SL Green Realty Corp.'s Registration Statement on Form 8-A (File No. 1-13199)

March 16, 2000
Description of SL Green Realty Corp.'s Series C cumulative redeemable preferred stock contained in SL Green Realty Corp.'s Registration Statement on Form 8-A (File No. 1-13199)	December 10, 2003
Description of SL Green Realty Corp.'s Series D cumulative redeemable preferred stock contained in SL Green Realty Corp.'s Registration Statement on Form 8-A (File No. 1-13199)	May 20, 2004
Description of SL Green Realty Corp.'s Series D cumulative redeemable preferred stock contained in SL Green Realty Corp.'s Registration Statement on Form 8-A/A (File No. 1-13199)	July 14, 2004

        All documents which we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus but before the termination of the offering of securities made under this prospectus will also be deemed to be incorporated by reference.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are specifically incorporated by reference into those documents. Requests should be addressed to Andrew S. Levine, Esq., SL Green Realty Corp., 420 Lexington Avenue, New York, NY 10170, telephone number (212) 594-2700.

4,020,354 Shares

SL Green Realty Corp.

Common Stock

Prospectus Supplement